EXHIBIT 2.1
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                       SHARE SALE AND PURCHASE AGREEMENT


                                  By and Among


                               DST SYSTEMS, INC.,

                                  AMDOCS INC.

                                      and

                                 AMDOCS LIMITED

                            Dated as of July 1, 2005






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                               TABLE OF CONTENTS


1.       DEFINITIONS..............................................................................................1

2.       PURCHASE AND SALE OF SHARES.............................................................................11

2.1.     Purchase and Sale of Shares.............................................................................11

2.2.     Purchase Price..........................................................................................11

2.3.     [Intentionally Reserved]................................................................................12

2.4.     Post-Closing Adjustments................................................................................12

3.       DELIVERIES..............................................................................................14

3.1.     Deliveries of Shareholder...............................................................................14

3.2.     Deliveries of Buyer.....................................................................................15

4.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER...........................................................16

4.1.     Organization and Authority..............................................................................16

4.2.     Non-Contravention.......................................................................................17

4.3.     Ownership of Shares.....................................................................................17

4.4.     Governmental and other Consents.........................................................................17

4.5.     Brokers' Fees...........................................................................................17

4.6.     Intellectual Property...................................................................................18

5.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER RELATING TO THE COMPANIES.................................18

5.1.     Organization............................................................................................18

5.2.     Authority...............................................................................................18

5.3.     Non-Contravention; No Material Adverse Effect Resulting from Execution and Performance of Agreement.....19

5.4.     Capitalization; Ownership...............................................................................19

5.5.     Subsidiaries............................................................................................20

5.6.     Governmental Approvals and other Consents...............................................................20

5.7.     Companies Financial Statements; No Undisclosed Liabilities..............................................21

5.8.     Absence of Certain Changes..............................................................................22

5.9.     Tax Matters.............................................................................................23

5.10.    Assets and Property.....................................................................................25

5.11.    Intellectual Property...................................................................................27

5.12.    Contracts...............................................................................................28

5.13.    Insurance...............................................................................................31

5.14.    Litigation..............................................................................................32

5.15.    Employee Matters........................................................................................33

5.16.    Legal Compliance........................................................................................35

5.17.    Affiliate Transactions..................................................................................35

5.18.    No Public Offer.........................................................................................36

5.19.    Brokers' Fees...........................................................................................36

5.20.    Customers and Suppliers.................................................................................36

5.21.    Licenses and Permits....................................................................................37

5.22.    Non-Competition Agreements..............................................................................37

5.23.    Indebtedness to Shareholder.............................................................................37

5.24.    Environmental Matters...................................................................................38

6.       REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT......................................................38

6.1.     Organization............................................................................................38

6.2.     Authority...............................................................................................38

6.3.     Non-Contravention.......................................................................................39

6.4.     Governmental and other Consents.........................................................................39

6.5.     Brokers' Fees...........................................................................................39

7.       COVENANTS...............................................................................................39

7.1.     Non-Competition.........................................................................................39

7.2.     Non-Solicitation of Employees...........................................................................40

7.3.     Confidential Information................................................................................41

7.4.     Public Announcements....................................................................................42

7.5.     Income Taxes and Section 338(h)(10) Election............................................................42

7.6.     Release of Officers and Directors.......................................................................44

7.7.     Further Assurances......................................................................................44

7.8.     Employee Benefits.......................................................................................45

7.9.     Disclaimer of Warranties................................................................................46

7.10.    Release of Companies Obligations........................................................................46

7.11.    Use of Name.............................................................................................46

8.       INDEMNIFICATION.........................................................................................47

8.1.     Indemnity by Shareholder................................................................................47

8.2.     Indemnity by Buyer and Parent...........................................................................48

8.3.     Procedures for Indemnification..........................................................................49

8.4.     Certain Rights and Limitations..........................................................................51

8.5.     Tax Indemnity...........................................................................................52

9.       GENERAL PROVISIONS......................................................................................56

9.1.     Assignment..............................................................................................56

9.2.     Parties in Interest.....................................................................................56

9.3.     Amendment...............................................................................................56

9.4.     Waiver; Remedies........................................................................................56

9.5.     Fees and Expenses.......................................................................................57

9.6.     Notices.................................................................................................57

9.7.     Captions; Currency......................................................................................58

9.8.     Entire Document.........................................................................................58

9.9.     Severability............................................................................................59

9.10.    Governing Law...........................................................................................59

9.11.    Jurisdiction, Service of Process........................................................................59

9.12.    Schedules and Exhibits; Disclosure......................................................................59

9.13.    Counterparts............................................................................................59

9.14.    Specific Performance....................................................................................60

9.15.    Construction; Interpretation............................................................................60

9.16.    Withholding Obligations.................................................................................60

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                       SHARE SALE AND PURCHASE AGREEMENT


SHARE SALE AND PURCHASE AGREEMENT dated as of July 1, 2005 (the "Closing Date") by and among Amdocs Inc., a Delaware corporation ("Buyer"), Amdocs Limited, an Island of Guernsey corporation ("Parent") and DST Systems, Inc., a Delaware corporation ("Shareholder").



                             W I T N E S S E T H :

                  WHEREAS, Shareholder owns, either directly or indirectly, the Shares (as defined below) of each of DST Interactive, Inc. ("Interactive"), a North Carolina corporation and DST Innovis, Inc. ("Innovis"), a California corporation (each a "Company" and, collectively, the "Companies"); and

                  WHEREAS, Shareholder wishes to sell the Shares to Buyer, and Buyer wishes to buy such Shares, on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter contained, the parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1. "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Authority.

         1.2. "Adelphia Pre-Petition Receivable" means the net account receivable owed by Adelphia Communications Corp. and its Affiliates to the Companies and their Subsidiaries for services rendered prior to the commencement of bankruptcy proceedings in respect of Adelphia Communications Corporation and its Affiliates on June 25, 2002. For the purposes of the definition of "Current Assets", the parties agree that the "Adelphia Pre-Petition Receivable" equals Four Million Two Hundred Thousand dollars ($4,200,000.00).

         1.3. "Adjusted Working Capital" means (x) Current Assets minus (y) Current Liabilities.

         1.4. "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. For purposes of this Agreement, the term "Control" (including, with correlative meanings, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

         1.5. "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under an analogous provision of state, local or foreign law.

         1.6. "Agreement" means this Share Sale and Purchase Agreement, including all Exhibits and Schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         1.7. "Ancillary Documents" means the Specified Ancillary Documents, the El Dorado 1104 Lease, the El Dorado 1102 Lease, the Asset Transfer Agreement, the UK Letter of Credit Guarantee, the DDP/F Software Source Code License Agreement, the Collabrent Function Source Code License Agreement and any other agreements delivered pursuant to Section 3.1 or 3.2.

         1.8. "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Missouri and the State of New York are not open for the transaction of normal banking business.

         1.9. "Business Intellectual Property" means all Intellectual Property owned, held, leased, licensed, under development or otherwise used or provided by any Company or any Subsidiary thereof or used by the Cable and Satellite Business, including the Principal Products and any other items listed as being included in Section 5.11.1 of the Disclosure Schedule, but excluding the Retained Intellectual Property.

         1.10. "Cable and Satellite Business" means all of the businesses of providing billing services or systems that calculate customer bills for the cable television, satellite television or broadband industries and markets (x) throughout the world or
                  (y) for purposes of Section 7.1 only, in North America (in each case, including all related applications such as Order Management, Product Catalog, and Customer Management Provision) excluding the following: (i) the business activities provided by Shareholder to Parent, the Companies and third parties as described or contemplated in the Specified Ancillary Documents; and (ii) the calculation of incidental adjustments, discounts, rebates, add-on fees and the like that are from record files provided by other parties (and not any records from a database of Shareholder or any Subsidiary of Shareholder) that are implemented after the bill has been calculated and as a part of the bill printing process or that are reasonably ancillary thereto.

         1.11. "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         1.12. "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         1.13. "Collabrent Product" means the general customer care and billing solution and any associated components developed in whole or in part to service the Cable and Satellite Business and telephony services including, but not limited to, components for providing billing and provisioning services, telephony services, customer relations management services and customer value management services and further including any portion of any Principal Product and the modules known as
                  (i) Product Catalog, (ii) Bill Calculation, (iii) Statement Preparation, (iv) Customer & Contact Management, (v) Customer, Account & Financial Management, (vi) Risk and Collection Management, (vii) Target Management, (viii) Sales & Order Management, (ix) Electronic Provisioning & Mediation,
                  (x) Transaction Calculation & Rating, (xi) Enterprise Interface Gateway and (xii) Enterprise Administration Management.

         1.14. "Confidential Information" means all of each Company's non-public information, in any and all medium, written or oral, including, without limitation, data, technology, know-how, inventions, discoveries, designs, processes, formulations, models, equipment, algorithms, software programs, documents, systems, specifications, information concerning research and development work, prices, proposed transaction terms, current, planned or proposed products, marketing and business plans, forecasts, projections and analyses, financial information, customer information and other commercial information and/or trade and business secrets.

         1.15. "Confidentiality Agreement" means the Nondisclosure Agreement entered into between each of the Companies and Buyer dated as of June 6, 2002, as extended.

         1.16. "Consents" means consents, approvals, requirements, exemptions, orders, waivers, allowances, novations, authorizations, declarations, filings and registrations.

         1.17. "Contracts" means, with respect to any Person, all binding agreements, undertakings, contracts, leases, obligations, arrangements, promises, understandings and commitments (whether written or oral) (other than any Plan) (i) to which such particular Person is a party, (ii) under which such particular Person has any rights, (iii) under which such particular Person has any Liability or (iv) by which such particular Person, or any of the assets or properties owned, held, leased or licensed by such particular Person, is bound, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

         1.18. "Control" (including, with correlative meanings, the terms "Controlling", "Controlled by" and "under common Control with") has the meaning set forth in the definition of Affiliate.

         1.19. "Current Assets" means the current assets of the Companies as of the close of business on June 30, 2005 determined in accordance with GAAP and in a manner consistent with the Companies Audited Balance Sheet; provided that "Current Assets" shall not include: (i) accounts receivable from Shareholder or any of its Affiliates (other than the Company and its Subsidiaries), (ii) the Adelphia Pre-Petition Receivable, (iii) any Income Tax assets, (iv) any account receivable relating to a foreign Tax withholding and (v) any deferred Taxes.

         1.20. "Current Liabilities" means the current liabilities of the Companies as of the close of business on June 30, 2005 determined in accordance with GAAP and in a manner consistent with the Companies Audited Balance Sheet; provided that "Current Liabilities" shall not include: (i) Income Taxes,
                  (ii) any deferred Tax liabilities and (iii) deferred revenues and gains.

         1.21. "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, fines, payments, costs and expenses, whenever or however arising and whether or not resulting from Third Party Claims (including all reasonable costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; and costs and expenses, including reasonable attorneys', accountants' and other experts' fees and expenses, incurred in investigating, preparing for or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder). Damages shall expressly exclude punitive or consequential damages, except where Damages are based on a claim of fraud.

         1.22. "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by or from any Person alleging Liability (including responsibility for the costs of investigations, cleanup, governmental response or removal, natural resources damages, property damages, personal injuries, penalties, contribution and indemnification) arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) the failure to comply with any Environmental Law.

         1.23. "Environmental Laws" means all applicable federal, state, local and foreign Laws or Licenses issued, promulgated or entered into by or with any Governmental Authorities, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

         1.24. "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         1.25. "GAAP" means generally accepted accounting principles in the United States as in effect at the time covered by the applicable financial statements.

         1.26. "Governmental Authority" means, in any jurisdiction, any (i) supranational, national, federal, state, local or foreign government, (ii) court, arbitral or other governmental or regulatory tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or
                  (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature.

         1.27. "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         1.28. "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form and polychlorinated biphenyls; and (ii) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

         1.29. "Income Tax" means any federal, state, local or foreign Tax measured by or imposed on income or profits, including alternative minimum, profits, franchise, gains, capital gains or other similar Taxes.

         1.30.    "Income Tax Return" means any Tax Return relating to Income
                  Taxes.

         1.31. "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person (provided that the lease obligations set forth in Section
                  1.31 of the Disclosure Schedule shall not constitute "Capital Lease Obligations" for any purposes under this Agreement),
                  (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         1.32. "Indemnitee" means any party that may seek indemnification under this Agreement.

         1.33. "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications and patent and invention disclosures, and all other rights of inventorship, in all jurisdictions, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) all registered and unregistered trademarks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans, in all jurisdictions, and registrations and applications for registration thereof; (iii) all copyrights in copyrightable works, and all other rights of authorship, in all jurisdictions, and all applications, registrations and renewals in connection therewith; (iv) all mask works and semiconductor chip rights, in all jurisdictions, and all applications, registrations and renewals in connection therewith; (v) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software and specifications); (vi) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (vii) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction; (viii) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); (ix) all other products and services covered or embodied in or by any of the foregoing; and (x) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

         1.34. "Knowledge" or "aware of" or a similar phrase with respect to Shareholder or any Company, whether capitalized or not, means the actual knowledge of those persons set forth in Section
                  1.34 of the Disclosure Schedule, after due inquiry with executive officers and other personnel of the Companies (and assuming that such due inquiry was conducted), and assuming that such executive officers and other personnel of the Companies who are so inquired possess such knowledge as they would be reasonably expected to possess given their position after due inquiry (and assuming that such due inquiry was conducted).

         1.35. "Law" or "Laws" means all published or written, as the case may be, laws, statutes, constitutions, rules, regulations, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions, notices, circulars and determinations of all Governmental Authorities.

         1.36. "Lease" or "Leases" means all leases, subleases, licenses, rights to occupy or use with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

         1.37. "Liability" means any and all claims, debts and liabilities of whatever nature, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise).

         1.38. "Licenses" means all licenses, permits, certificates, variances, exemptions, franchises, rulings and other approvals or authorizations issued, granted, given, required or otherwise made available by any Governmental Authority.

         1.39. "Lien" means any charge, claim, community property interest, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         1.40. "Material Adverse Effect" means any act, omission, fact, occurrence, circumstance or condition that has had a material adverse effect on the business, results of operations, assets, liabilities, intellectual property or the financial condition of the Companies and their Subsidiaries, taken as a whole, or adverse effect on the ability of Shareholder or any Company to perform any of their material obligations under this Agreement or consummate the Transaction, but shall not include any adverse effect resulting primarily from effects, changes, events, circumstances or conditions generally affecting the industry or markets in which the Companies and their Subsidiaries operate or arising from changes in general business or economic conditions.

         1.41. "Owned IP" means all Business Intellectual Property owned by the Companies which includes, without limitation, the Principal Products.

         1.42. "Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Authority).

         1.43. "Plan" means each plan, including any pension, retirement, cash balance, money purchase, savings, profit sharing, annuity, deferred compensation, bonus, incentive (including, without limitation, cash, stock option, stock bonus, stock appreciation, phantom stock, restricted stock and stock purchase), medical, dental, vision, hospitalization, long-term care, prescription drug and other health, employee assistance, cafeteria, flexible benefits, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements and all employee benefit plans, sponsored or maintained by any Company or to which any Company is a party or required to contribute or has any Liability, whether written or oral, direct or indirect, or actual or contingent.

         1.44. "Principal Products" means (i) DDP/SQL (including CyberCSR, HSDS, Techconnect and Stargate), (ii) DDP/F, (iii) DDP/TBOL,
                  (iv) STMS, (v) InteleCable, (vi) Teletrack, (vii) Mobile Vantage and (viii) Collabrent Product.

         1.45. "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "Retained Intellectual Property" means (i) all items listed on Section 1.46 of the Disclosure Schedule and (ii) any Intellectual Property used in the provision of services as provided for in the Specified Ancillary Documents.

         1.46.    "SEC" means the United States Securities and Exchange
                  Commission.

         1.47. "Shares" means all shares of all classes of the capital stock of each of the Companies and their respective Subsidiaries that are issued and outstanding as of the date hereof and that, in the case of the Companies, constitute 100% of all of the equity interest of the Companies and, in the case of Subsidiaries of the Companies, constitute the equity interests not owned by a Company, in each case, on a fully diluted and as converted basis.

                  "Specified Ancillary Documents" means the AWD Agreement, the Bell Canada Agreement, the Datacenter Agreement, the Output Services Agreement, the Transition Services Agreement, the EComm Core Source Code License Agreement and the Factory Control Source Code License Agreement.

         1.48. "Subsidiary", when used with respect to any Person, means any other Person of which a majority of the equity interests having voting power to elect or direct the election of a majority of the board of directors or other Persons performing similar functions of such Person is owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

         1.49. "Target Adjusted Working Capital" means Twenty One Million Three Hundred Thousand dollars ($21,300,000.00).

         1.50. "Tax" means any U.S. federal, state, local or foreign tax, charge, duty, fee, levy or other assessment, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, turnover, goods, services, municipal, real property, capital gain, unclaimed property, alternative or add-on minimum, estimated, or other tax or mandatory payments of any kind whatsoever, imposed by any Governmental Authority, and including any interest, penalty, or addition thereto, whether disputed or not, including any liability for the foregoing by reason of membership in an Affiliated Group, contract, indemnity or otherwise.

         1.51. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.

         1.52. "Transaction" means the transactions contemplated by the Transaction Documents.

         1.53. "Transaction Documents" means this Agreement, the Ancillary Documents and all other instruments, certificates and agreements delivered or required to be delivered by Shareholder, any of the Companies, Buyer, Parent or any of their directors, officers, employees or other representatives pursuant to this Agreement.

         1.54. "U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.55.    Terms Generally.

                  The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any supranational, national, federal, state, local, foreign or other statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

         1.56.    Other Defined Terms.

                  The following terms have the meanings defined for such terms in the Sections set forth below:


                  Term                                                                      Section
                                                                                            Number/Location
                  Allocation Statement                                                      2.2.2
                  AWD Agreement                                                             3.1.7
                  Bell Canada Agreement                                                     3.1.5
                  Buyer                                                                     Preamble
                  Buyer Group                                                               8.1.1
                  Closing Date                                                              Preamble
                  Closing Balance Sheet                                                     2.4.1
                  Collabrent Function Source Code License Agreement                         3.1.16
                  Companies Audited Balance Sheet                                           5.7.1
                  Companies Balance Sheets                                                  5.7.1
                  Companies Financial Statements                                            5.7.1
                  Company/Companies                                                         Preamble
                  Customer Contracts                                                        5.12.1.2
                  Datacenter Agreement                                                      3.1.8
                  DDP/F Software Assignment Agreement                                       3.1.12
                  DDP/F Software Source Code License Agreement                              3.1.13
                  Disclosure Schedule                                                       4
                  Dispute Accountants                                                       2.4.4
                  Dispute Notice                                                            2.4.3
                  EComm Core Source Code License Agreement                                  3.1.14
                  El Dorado 1102 Lease                                                      3.1.10
                  El Dorado 1104 Lease                                                      3.1.9
                  Factory Control Source Code License Agreement                             3.1.15
                  Final Closing Balance Sheet                                               2.4.3
                  Group Insurance Policies                                                  5.13
                  Indemnification Period                                                    8.1.2
                  Indemnified Post Closing Taxes                                            8.5.2
                  Indemnified Pre-Closing Taxes                                             8.5.1
                  Indemnifying Party                                                        8.3.1
                  Insurance Policies                                                        5.13
                  Innovis                                                                   Preamble
                  Interactive                                                               Preamble
                  Leased Premises                                                           5.10.2
                  Major Customers                                                           5.12.1.2
                  Major Suppliers                                                           5.12.1.2
                  Material Contracts                                                        5.12.1
                  Open Source Materials                                                     5.11.2
                  Output                                                                    3.1.9
                  Output Services Agreement                                                 3.1.4
                  Parent                                                                    Preamble
                  Permits                                                                   5.21
                  Pre-Closing Tax Period                                                    8.5.1
                  Property Taxes                                                            8.5.3.1
                  Purchase Price                                                            2.2.1
                  Relevant Subsidiaries                                                     4.1
                  Required Consents                                                         4.4
                  Restricted Business                                                       7.1.1
                  Section 338(h)(10) Elections                                              7.5.1
                  Section 338(g) Elections                                                  7.5.1
                  Shareholder                                                               Preamble
                  Shareholder Group                                                         8.2.1
                  Straddle Period                                                           8.5.3
                  Tax Claim                                                                 8.5.5
                  Third Party Claim                                                         8.3.1
                  Third Party IP                                                            5.11.1
                  Transition Services Agreement                                             3.1.6
                  UK Letter of Credit Guarantee                                             3.1.17

2.       PURCHASE AND SALE OF SHARES

         2.1.     Purchase and Sale of Shares.

                  Subject to the terms and conditions of this Agreement, and in reliance on the covenants, representations and warranties of Buyer and Parent contained herein, contemporaneously with execution of this Agreement, Shareholder is, or is causing its Subsidiaries to, hereby sell, convey, transfer, assign and deliver to Buyer or any nominee the Shares, with all appropriate transfer Tax stamps affixed, free and clear of all Liens, and Buyer, in reliance on the covenants, representations and warranties of Shareholder contained herein, is purchasing and acquiring from Shareholder and its Subsidiaries the Shares. From and after the date hereof, none of Shareholder or its Affiliates shall have any rights with respect to any of the Shares and all of the Shares shall be owned and registered solely in the name of Buyer or any nominee.

         2.2.     Purchase Price.

                  2.2.1. Subject to the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties of Shareholder contained herein, in consideration for the sale, conveyance, transfer and assignment of the Shares by Shareholder and its Subsidiaries to Buyer or any nominee, contemporaneously with execution of this Agreement, Buyer is paying Shareholder the amount in cash of Two Hundred and Thirty Seven Million, Eight Hundred and Sixty Four Thousand, Two Hundred and Thirty One dollars and Twenty Cents ($237,864,231.20) (the "Purchase Price"), subject to the adjustments as set forth in Section 2.4.

                  2.2.2. Within ninety (90) days after the Closing Date, Buyer shall deliver to Shareholder a statement (the "Allocation Statement") allocating the Purchase Price and applicable liabilities among the assets acquired pursuant to this Agreement, including the assets of the Companies (and any Subsidiaries of the Companies) for which elections are or will be made under Section 338(h)(10) and Section 338(g) of the Code and any comparable provisions of state and local Tax Laws pursuant to Section 7.5.1. If no changes are proposed in writing to Buyer within thirty (30) days after delivery of the Allocation Statement, Shareholder shall be deemed to have agreed to the Allocation Statement. If within 30 days after delivery of the Allocation Statement, Shareholder notifies Buyer in writing that Shareholder objects to an allocation set forth in the Allocation Statement, Buyer and Shareholder shall use commercially reasonable efforts to resolve such dispute within thirty (30) days. If Buyer and Shareholder are unable to reach agreement within such time period, such allocation shall be determined by an appraiser mutually agreed upon by Buyer and Shareholder, and the fees and expenses of such appraiser shall be borne equally by Buyer and Shareholder. If the parties are unable to agree on an appraiser, the procedures in Section 2.4.4 shall apply to the selection of the appraiser and the fees and expenses of the Dispute Accountant shall be borne equally by Buyer and Shareholder.

         2.3.     [Intentionally Reserved]

         2.4.     Post-Closing Adjustments.

                  2.4.1. Within sixty (60) days after the date of this Agreement, Shareholder shall deliver to Buyer an audited consolidated and combined balance sheet of the Companies and their Subsidiaries dated as of the date of this Agreement (the "Closing Balance Sheet") prepared on a basis consistent with the Companies Audited Balance Sheets (as defined below) and GAAP, in each case except as provided in Section 2.4.1 of the Disclosure Schedule. Buyer and its representatives and accountants shall grant to Shareholder access as it may reasonably request to any books, records, work papers or other information of the Companies reasonably related to the preparation thereof.

                  2.4.2. In the event that the Adjusted Working Capital reflected on the Closing Balance Sheet is less than the Target Adjusted Working Capital by more than Five Hundred Thousand dollars ($500,000), then Shareholder shall pay to Buyer on a dollar-for-dollar basis, by wire transfer of immediately available funds, an amount equal to the total amount by which Target Adjusted Working Capital exceeds Adjusted Working Capital. In the event the Adjusted Working Capital reflected on the Closing Balance Sheet is greater than the Target Adjusted Working Capital by more than Five Hundred Thousand dollars ($500,000), then the Parent shall cause the Buyer to pay to Shareholder, or the Parent shall pay to Shareholder, an amount equal to the total amount by which Adjusted Working Capital exceeds Target Adjusted Working Capital, on a dollar-for-dollar basis, by wire transfer of immediately available funds. Any payments required pursuant to this Section 2.4.2 shall be made within ten (10) days following the receipt by Buyer of the Closing Balance Sheet, unless a Dispute Notice (as defined below) is delivered. Shareholder and its representatives and accountants shall grant to Buyer or Parent access as it may reasonably request to any books, records, officers and employees, financial and operating data, advisors, auditor and accountant work papers, or other information in Shareholder's possession as reasonably required for the review of the Closing Balance Sheet and the determination of Adjusted Working Capital.

                  2.4.3. If, within thirty (30) calendar days after the date of receipt by Buyer of the Closing Balance Sheet, Buyer disputes the amount of the Adjusted Working Capital reflected therein, then Buyer will give written notice to Shareholder within such thirty
                           (30) calendar day period specifying in reasonable detail Buyer's basis for its dispute (a "Dispute Notice"). In the event that Buyer notifies Shareholder in writing that it has accepted the Closing Balance Sheet, or in the event that Buyer does not issue a Dispute Notice within thirty (30) calendar days of receipt of the Closing Balance Sheet, then the Closing Balance Sheet shall become the Final Closing Balance Sheet (the "Final Closing Balance Sheet").

                  2.4.4. If Buyer submits a Dispute Notice to Shareholder within such thirty (30) day period, Shareholder and Buyer shall work together in good faith to seek to resolve the dispute over the correct amount of Adjusted Working Capital. If Shareholder and Buyer are unable to resolve their disagreement within fifteen (15) calendar days after Shareholder's receipt of a Dispute Notice from Buyer, the dispute shall be referred for determination to an Accounting Firm mutually selected by Shareholder and Buyer (the "Dispute Accountants") as promptly as practicable. In the event that Shareholder and Buyer are unable to agree on the Dispute Accountants, then the parties agree to each select a nationally known firm of independent public accountants that, together, will select a third firm of public accountants to serve as the Dispute Accountants. The Dispute Accountants will make a determination as to the correct amount of Adjusted Working Capital, which determination will be (a) in writing, (b) furnished to each of Shareholder and Buyer as promptly as practicable after the dispute has been referred to the Dispute Accountants, (c) made in accordance with this Agreement and (d) conclusive and binding. Shareholder and Buyer will use reasonable commercial efforts to cause the Dispute Accountants to render their decision within thirty (30) calendar days after submitting such dispute and shall promptly comply with all reasonable written requests by the Dispute Accountants for information, books, records and similar items. Neither party will disclose to the Dispute Accountants, and the Dispute Accountants will not consider for any purpose, any settlement offer made by either party. As part of the resolution of all outstanding disputes, the parties will cause the Dispute Accountants to prepare the Final Closing Balance Sheet, which shall be binding on both parties. Any payments required upon the determination by the Dispute Accountants, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate, calculated on the basis of the actual number of days elapsed divided by 365, from the date hereof to the date of payment, shall be made within ten (10) days following such determination.

                  2.4.5. All fees and expenses charged by any Dispute Accountants retained hereunder shall be borne by Buyer and Shareholder in inverse proportion as they may prevail on matters resolved by the Dispute Accountants, which proportionate allocations shall also be determined by the Dispute Accountants at the time the determination of the Dispute Accountants is rendered on the merits of the matters submitted.

3.      DELIVERIES

        3.1.      Deliveries of Shareholder.

                  Simultaneously herewith, Shareholder is delivering, or is causing to be delivered, to Buyer the following:

                  3.1.1. Share certificates representing the Shares, accompanied by duly executed stock powers in the form of Exhibit 3.1.1 transferring the Shares to Buyer or its designee and any other documents that are necessary to transfer to Buyer or its designee the Shares, free and clear of any Lien;

                  3.1.2. Written resignations of all directors of each Company and any Subsidiary thereof and of all members of each Company's and each Subsidiary's thereof committees and revocation of signature rights of each Company and any Subsidiary thereof;

                  3.1.3. A good standing certificate of each Company as of a date within three (3) days prior to the date hereof;

                  3.1.4. Original copy of the Output Services Agreement dated as of the date hereof by and among Parent and DST Output, LLC (the "Output Services Agreement") duly executed by DST Output, LLC;

                  3.1.5. Original copy of the Bell Canada related agreement dated as of the date hereof by and among Amdocs Canadian Managed Services Inc. and Output Canada, Inc. (the "Bell Canada Agreement") duly executed by Output Canada, Inc.;

                  3.1.6. Original copy of the Transition Services Agreement dated as of the date hereof by and among Buyer, Parent and Shareholder (the "Transition Services Agreement") duly executed by Shareholder;

                  3.1.7. Original copy of the AWD related agreement dated as of the date hereof by and among DST Technologies, Inc. and Innovis (the "AWD Agreement") duly executed by DST Technologies, Inc. and Innovis;

                  3.1.8. Original copy of the Datacenter Agreement dated as of the date hereof by and among Shareholder and Innovis (the "Datacenter Agreement") duly executed by Shareholder and Innovis;

                  3.1.9. Original copy of the Office Lease dated as of the date hereof by and among DST Output West, LLC ("Output"), as landlord, and Innovis, as tenant, for the property known as 1104 Investment Boulevard, El Dorado Hills, CA (the "El Dorado 1104 Lease") duly executed by Output and Innovis;

                  3.1.10. Original copy of the Lease dated as of the date hereof by and among Output, as landlord, and Innovis, as tenant, for the property known as 1102 Investment Boulevard, El Dorado Hills, CA (the "El Dorado 1102 Lease") duly executed by Output and Innovis;

                  3.1.11. Original copy of the Asset Transfer Agreement relating to the assignment of the Adelphia Pre-Petition Receivable and the related Bill of Sale and Instrument of Assignment, each dated as of the date hereof by and among Shareholder and Innovis (together, the "Asset Transfer Agreement"), in each case, duly executed by Shareholder and Innovis.

                  3.1.12. Original copy of the agreement relating to the assignment of certain DDP/F software dated as of the date hereof by and among DST Output, LLC and Innovis (the "DDP/F Software Assignment Agreement") duly executed by DST Output, LLC and Innovis;

                  3.1.13. Original copy of the license agreement relating to certain DDP/F programs dated as of the date hereof by and among DST Output, LLC and Innovis (the "DDP/F Software Source Code License Agreement") duly executed by DST Output, LLC and Innovis;

                  3.1.14. Original copy of the license agreement relating to certain EComm Core software and certain other patent rights dated as of the date hereof by and among Shareholder, DST Systems of California, Inc. and Interactive (the "EComm Core Source Code License Agreement") duly executed by Shareholder, DST Systems of California, Inc. and Interactive;

                  3.1.15. Original copy of the license agreement relating to certain factory control software dated as of the date hereof by and among DST Output, LLC and Innovis (the "Factory Control Source Code License Agreement") duly executed by DST Output, LLC and Innovis;

                  3.1.16. Original copy of the license agreement for certain functions in the Collabrent Product dated as of the date hereof by and among Shareholder and Interactive (the "Collabrent Function Source Code License Agreement") duly executed by Shareholder and Interactive;

                  3.1.17. Original copy of the agreement to guarantee a letter of credit dated as of the date hereof by and among Shareholder and Parent (the "UK Letter of Credit Guarantee") duly executed by Shareholder;

                  3.1.18. Certificates mutually satisfactory to Buyer and Shareholder, in accordance with applicable Treasury Regulations, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code; and

                  3.1.19. All original stock books, registers, minute books and records of each Company (including the corporate seal thereof).

        3.2.      Deliveries of Buyer.

                  Simultaneously herewith, Buyer is delivering, or is causing to be delivered, to Shareholder the following:

                  3.2.1. The Purchase Price to a bank account the details of which have been provided by Shareholder to Buyer prior to the date hereof;

                  3.2.2. Original copy of the Output Services Agreement, duly executed by Parent or any designee;

                  3.2.3. Original copy of the Bell Canada Agreement, duly executed by Amdocs Canadian Managed Services Inc. or any designee;

                  3.2.4. Original copy of the Transition Services Agreement, duly executed by Buyer and Parent or any designee;

                  3.2.5. Original copy of the UK Letter of Credit Guarantee, duly executed by Parent;

4.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Subject to the disclosures set forth in the Disclosure Schedule attached hereto as Exhibit 4 (the "Disclosure Schedule") (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in each section of the Disclosure Schedule and to apply to any other representation and warranty of Shareholder in this Agreement to the extent that is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other section or representation and warranty), Shareholder hereby represents and warrants to Buyer and Parent as follows:

         4.1.     Organization and Authority.

                  Shareholder and each Subsidiary that directly or indirectly owns any interests in either Company (the "Relevant Subsidiaries") are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization. Shareholder and each Relevant Subsidiary have all requisite power and authority, corporate or otherwise, to execute and deliver each Transaction Document to which it is a party and delivered or to be delivered thereby and to perform all of its obligations thereunder. The execution, delivery and performance by Shareholder and each Relevant Subsidiary of each Transaction Document delivered or to be delivered thereby and the consummation by Shareholder and each Relevant Subsidiary of the Transaction have been duly authorized by all necessary and proper action on the part of Shareholder and each Relevant Subsidiary, as the case may be. The board of directors or relevant governing body, as the case may be, of Shareholder and each Relevant Subsidiary, by resolutions duly adopted at meetings duly called and held or by the unanimous written consent in lieu of a meeting, has approved the Transaction Documents and the transactions contemplated hereunder and under the other Transaction Documents. This Agreement and each other Transaction Document to be delivered by Shareholder or the Relevant Subsidiaries have been duly executed and delivered thereby and constitute the legal, valid and binding obligation thereof, enforceable against Shareholder and the Relevant Subsidiary, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

        4.2.      Non-Contravention.

                  None of the execution, delivery or performance by Shareholder and each Relevant Subsidiary of any Transaction Document to which they are parties or the consummation by Shareholder and each Relevant Subsidiary of the Transaction does or will, with or without the giving of notice or the lapse of time or both conflict with, or result in a breach or violation of, or a default under, or give rise to any other right which may adversely affect the Transaction or the Transaction Documents under (i) the certificate of incorporation or bylaws of Shareholder or the certificate of incorporation or certificate of formation of each Relevant Subsidiary, as the case may be, (ii) any Contract to which Shareholder and each Relevant Subsidiary, as the case may be, are a party or to which they are subject, or (iii) any Law or material License to which Shareholder and each Relevant Subsidiary, as the case may be, or its respective properties or assets are subject, which, in the case of clauses (ii) or (iii) hereof, would, or would reasonably be expected to, result in a Material Adverse Effect.

         4.3.     Ownership of Shares.

                  Shareholder has good and valid title to and is the legal and beneficial owner (either directly or indirectly) of the Shares, free and clear of any Liens. Other than the Shares, there are no outstanding equity interests in either of the Companies.

         4.4.     Governmental and other Consents.

                  No Consent of any Governmental Authority or any other Person is required to be obtained or made by or with respect to Shareholder or the Relevant Subsidiaries in connection with the execution, delivery and performance by Shareholder or the Relevant Subsidiaries of any Transaction Document to which any of them is a party or the consummation by Shareholder or the Relevant Subsidiaries of the Transaction (including but not limited to Consents required in connection with the change in the control of the Companies pursuant to the sale of the Shares by Shareholder and each Relevant Subsidiary), other than the Consents of (i) the Major Customers, (ii) the Major Suppliers, (iii) the parties to any Material Contract and (iv) as otherwise set forth in Section 4.4 of the Disclosure Schedule (the "Required Consents").

         4.5.     Brokers' Fees.

                  None of Shareholder or any of its Affiliates has authorized or retained any Person to act as an investment banker, broker, finder or other intermediary who is or might be entitled to any fee, commission or payment from Buyer, Parent or any Company or on their behalf in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction, nor is there to Shareholder's Knowledge any basis for any such fee, commission or payment to be claimed by any Person against Buyer, Parent or any Company.

         4.6.     Intellectual Property.

                  None of Shareholder or its Affiliates (other than the Companies and any Subsidiaries thereof) owns (i) Intellectual Property used in the Cable and Satellite Business as presently conducted or (ii) the Principal Products.

5.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER RELATING TO THE COMPANIES

         Subject to the disclosures set forth in the Disclosure Schedule (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in each section of the Disclosure Schedule and to apply to any other representation and warranty of Shareholder in this Agreement to the extent that is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other section or representation and warranty), Shareholder hereby represents and warrants to Buyer and Parent as follows:

         5.1.     Organization.

                  5.1.1. Interactive is duly organized and validly existing under the laws of the State of North Carolina and is in good standing under the laws of such state. Innovis is duly organized and validly existing under the laws of the State of California and is in good standing under the laws of such state. Each Company has all requisite corporate power and authority to carry on its business as it is currently conducted and to own, lease and operate its assets and properties in the manner such assets and properties are now owned, leased or operated. Each Company is duly qualified to transact business and is in good standing as a foreign company in each jurisdiction listed in Section 5.1.1 of the Disclosure Schedule.

                  5.1.2. True and complete copies of the certificate of incorporation certified by the Secretary of State of the state of incorporation, bylaws and share certificate books and share transfer books, in each case as amended to the date hereof, of each Company have previously been delivered or made available to Buyer. Neither Company is in violation of any of the provisions of its certificate of incorporation or bylaws. Each Company has properly filed or delivered all reports, resolutions and other documents that are required under applicable Laws to be filed with or delivered to any Governmental Authority, except where the failure to do so would not, or would not reasonably be expected to, result in a Material Adverse Effect.

                  5.1.3. All the minute books of each Company have been made available to Buyer. No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders, except for those contained in such minute books. The corporate records of each Company have been maintained in accordance with all applicable Laws and are accurate in all material respects.

        5.2.      Authority.

                  Each Company has all requisite corporate power and authority to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations thereunder. The Board of Directors of each Company, by resolutions duly adopted at a meeting duly called and held or by the unanimous written consent in lieu of meeting, has determined that the Transaction is advisable and has approved the Transaction Documents. Each Transaction Document to be delivered by each Company has been or will be duly executed and delivered by such Company and, when so executed and delivered, will constitute the legal, valid and binding obligation thereof, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

        5.3. Non-Contravention; No Material Adverse Effect Resulting from Execution and Performance of Agreement.

                  With respect to each Company, none of the execution, delivery or performance by it of any Transaction Document to which it is party or the consummation by it of the Transaction does or will, with or without the giving of notice or the lapse of time or both, result in the creation of any Lien upon any of its assets or properties, or conflict with, or result in a breach or violation of, or a default under, or trigger any "change of control" right in, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation under (i) the certificate of incorporation or bylaws of such Company, (ii) any Contract to which such Company is party or (iii) any Law or License to which such Company or its properties or assets is subject, which, in the case of clauses (ii) or (iii) hereof, would, or would reasonably be expected to, result in a Material Adverse Effect. Neither the execution and delivery of this Agreement by Shareholder or any of the Companies, the performance or consummation by any of them of the transactions contemplated hereby nor the change of control of the Companies due to the sale of the Shares by Shareholder to Buyer will result, immediately following consummation of the Transaction, in a Material Adverse Effect.

        5.4.      Capitalization; Ownership.

                  The authorized share capital of Interactive consists of 50,000 shares of common stock and 50,000 shares of preferred stock, of which 4,000 shares of common stock and 6,000 shares of preferred stock are issued and outstanding. The authorized share capital of Innovis consists of 2,000,000 shares of common stock (voting) and 2,000,000 shares of common stock (non-voting), of which 1000 shares of common stock (voting) are issued and outstanding. The Shares are held, beneficially and of record, directly or indirectly, by Shareholder. The Shares outstanding on the date hereof are duly authorized and validly issued, fully paid and non-assessable, and free and clear of any Liens and were not issued in violation of, or subject to, any preemptive rights applicable to any Company or any Contract or Law applicable to any Company. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of any Company that are convertible into, exchangeable or exercisable for Shares or other capital stock of any Company or that have the right to vote (or are convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which Shareholder, directly or indirectly, may vote. Except for the Shares, there are no (i) outstanding shares, options, convertible securities, warrants, calls, demands, purchase rights, subscription rights, conversion rights, exchange rights, or other similar Contracts, commitments, arrangements or understandings relating to the issuance by any Company of any securities of such Company, (ii) outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Company, (iii) voting trusts, proxies, or other agreements or understandings with respect to the voting of any Shares or any other securities of any Company, and neither Company is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts contingently or otherwise, to issue, deliver, sell, purchase or redeem any share capital of such Company, any other securities of such Company or any interest in such Company to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts of such Company relating to any share capital or other securities of either Company to or from any Person or (iv) instruments representing Indebtedness of either Company that entitles the holder thereof to vote such Indebtedness at a meeting of such Company's shareholders.

        5.5.      Subsidiaries.

                  Set forth on Section 5.5 of the Disclosure Schedule is a complete and accurate list of each Subsidiary of each Company and, for each Subsidiary of each Company: (i) its jurisdiction of incorporation, formation or other organization, (ii) its authorized capital stock or share capital, (iii) the number of issued and outstanding shares or share capital and (iv) the holder or holders of such shares. Except for the ownership of each Company's Subsidiaries and as set forth on Section 5.5 of the Disclosure Schedule, neither Company owns beneficially or otherwise, directly or indirectly, any capital stock or share capital of, or other securities, equity or ownership interest in, or has any obligation to form or participate in, any corporation, company, partnership or other corporate Person. Each Company is the record and beneficial owner of the equity interests in the Subsidiaries of such Company set forth on Section 5.5 of the Disclosure Schedule, which are owned by it free and clear of any Liens. All of the outstanding shares of capital stock or share capital of each Subsidiary of each Company are duly authorized, validly issued, fully paid and non-assessable and none of such shares were issued in violation of, or are subject to, any preemptive rights applicable to the relevant Company.

        5.6.      Governmental Approvals and other Consents.

                  No Consent of any Governmental Authority or any Consent of any other Person is required to be obtained or made by or with respect to either Company in connection with the execution, delivery and performance of the Transaction Documents by such Company or the consummation of the Transaction (including but not limited to Consents required in connection with the change in the control of the Companies pursuant to the sale of the Shares by Shareholder to Buyer), other than the Consents of any Governmental Authority set forth in Section 5.6 of the Disclosure Schedule or the Required Consents set forth in Section 4.4 of the Disclosure Schedule.

        5.7.      Companies Financial Statements; No Undisclosed Liabilities.

                  5.7.1. Set forth on Section 5.7.1 of the Disclosure Schedule are the audited consolidated and combined balance sheet of the Companies and their Subsidiaries as of December 31, 2004 (the "Companies Audited Balance Sheet"), the unaudited consolidated and combined balance sheet of the Companies and their Subsidiaries as of December 31, 2003 (together with the Companies Audited Balance Sheet, the "Companies Balance Sheets") and the related unaudited consolidated and combined statements of operations and cash flows for the years ended December 31, 2004 and December 31, 2003 (together with the Companies Balance Sheets, the "Companies Financial Statements"). Except as set forth on
                           Section 5.7.1 of the Disclosure Schedule, the Companies Financial Statements were prepared in accordance with GAAP, consistently applied. The Companies Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of the Companies at the respective dates set forth therein and for the respective periods covered thereby. Neither of the Companies nor any of their Subsidiaries has entered into any transaction involving a hedge or derivative financial instrument (or any transaction pursuant to which any of the Companies or any Subsidiary thereof has waived certain royalties or other payments or benefits that it would otherwise be entitled to receive from any customer thereof). All accounts receivable reflected in the Companies Balance Sheets were actually made in the ordinary course of the Companies' respective business. Shareholder has delivered to Buyer a list of all receivables of the Companies as of December 31, 2004, a copy of which is attached as Section 5.7.1 of the Disclosure Schedule.

                  5.7.2. Each Company has given Buyer or its representatives full access to (i) all records and lists of such Company pertaining to the assets of such Company,
                           (ii) all records and lists of such Company pertaining to the personnel of such Company and
                           (iii) all financial books, ledgers, files and reports of every kind maintained by such Company.

                  5.7.3. Neither Company has any Liabilities, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, known or unknown or otherwise, except for (i) Liabilities set forth, reflected in, reserved against and disclosed in the Companies Audited Balance Sheet; (ii) Liabilities disclosed in the Disclosure Schedule; and (iii) Liabilities incurred in the ordinary course of such Company's business consistent with past practice.

                  5.7.4. As of the Closing Date, neither Company nor any of their Subsidiaries has any Indebtedness and each Company and its Subsidiaries has paid in its entirety (x) all bonuses to employees accrued in respect of 2004 and (y) all invoices overdue for more than 30 days payable by a Company or its Subsidiaries to Satyam Computer Services, Ltd. or its assigns.

        5.8.      Absence of Certain Changes.

                  Since December 31, 2004, each Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and neither Company nor any Subsidiary of a Company has experienced any event that would, or would reasonably be expected to, constitute a Material Adverse Effect. Without limiting the generality of the foregoing, from and after December 31, 2004, neither Company nor any Subsidiary of a Company has:

                  5.8.1. Suffered any loss to its property (whether through destruction, accident, casualty, expropriation, condemnation or otherwise) or its business, or incurred any liability, damage, award or judgment for injury to the property or business of others or for injury to any person (in each case, whether or not covered by insurance) in each case in excess of $250,000 in the aggregate;

                  5.8.2. Made any change outside the ordinary course of such Companies' or such Subsidiaries' business in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any of its directors, officers, employees or agents, or agreed or promised (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers, employees or agents;

                  5.8.3. Sold, assigned, leased or transferred any material assets or properties, other than sales of inventory in the ordinary course of business;

                  5.8.4. Made any material change in its accounting methods, policies, practices or principles;

                  5.8.5.   Amended its certificate of incorporation or bylaws;

                  5.8.6. Issued, delivered, pledged or otherwise encumbered, sold or disposed of any shares of its capital stock or other securities, or created, issued, delivered, pledged or otherwise encumbered, sold or disposed of any securities convertible into, or rights with respect to, or options or warrants to purchase or rights to subscribe to, any shares of its capital stock or other securities, whether as a result of any exercise thereof or otherwise;

                  5.8.7. Split, combined or reclassified any of its Shares or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any of its Shares;

                  5.8.8. (i) entered into any employment agreement with or for the benefit of any Person or terminated any such employment agreement; (ii) paid any pension, retirement allowance or other employee benefit not required by any Plan, agreement or arrangement existing as of June 30, 2004 to any Person, or (iii) agreed or made binding promises (orally or otherwise) to pay (conditionally or otherwise) or otherwise committed itself (conditionally or otherwise) to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, share option, share appreciation, group insurance, vacation pay, severance pay, retirement or other employee benefit plan, agreement or arrangement, or changed the terms of any existing Plan or employee agreement or arrangement;

                  5.8.9. Materially changed or modified its general credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables, failure to make or delay in making collections of receivables, waive or forgive any receivables, provide credit to customers, acceleration of payment of payables or other Liabilities or failure to pay or delay in payment of payables or other Liabilities;

                  5.8.10. Acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or Person, or division, operating unit or product line thereof;

                  5.8.11. Revalued for purposes of its accounting records, any of its assets, including writing down the value of its inventory or writing off notes or accounts receivable;

                  5.8.12. Reversed any reserves, accruals or provisions, existing as of December 31, 2004, that are related to its revenue or accounts receivable, other than in the ordinary course of business or as required by GAAP;

                  5.8.13. Purchased any real property or entered into any Lease (including any capitalized lease obligations);

                  5.8.14.  Settled or compromised any Action of material value;
                           or

                  5.8.15. Entered into any agreement or Contract (other than any Transaction Document) to take any of the types of action described in sub clauses 5.8.1 through 5.8.14.

        5.9.      Tax Matters

                  5.9.1. All Tax Returns required to be filed by or on behalf of each Company, its Subsidiaries, or any Affiliated Group of which either Company or any Subsidiary thereof is or has ever been a member, have been timely filed with the appropriate Governmental Authorities or extensions have been timely granted and have not expired. All such Tax Returns were correct and complete in all material respects, except as otherwise set forth in Section 5.9.1 of the Disclosure Schedule.

                  5.9.2. All Taxes for which either Company or any of its Subsidiaries is liable that are due have been paid in full or are being contested in good faith (and such contest is disclosed in Section 5.9.2 of the Disclosure Schedule) and, to the extent the liabilities for such Taxes are not yet due or are being contested in good faith, adequate reserves have been established on the Companies Audited Balance Sheet in accordance with GAAP.

                  5.9.3. There are no Liens for Taxes on any of the assets of either Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings (and such contest is disclosed on Section 5.9.3 of the Disclosure Schedule).

                  5.9.4. Except as set forth in Section 5.9.4 of the Disclosure Schedule, (a) there are no Actions, audits, disputes or claims in progress, pending or threatened in writing by any Governmental Authority with respect to any Taxes for which either Company or any of its Subsidiaries is or may be liable; and
                           (b) neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  5.9.5. Except as set forth in Section 5.9.5 of the Disclosure Schedule, (a) each Company and its Subsidiaries have delivered to Buyer correct and complete copies of all Tax Returns (other than those portions of Shareholder's consolidated U.S. federal Income Tax Returns and other combined or unitary Tax Returns that do not relate to the Companies or any Subsidiaries of the Companies) for the past 3 years for which returns have been filed, and statements of deficiencies assessed against or agreed to by such Company or Subsidiary for any such period; and (b) from and after December 31, 2004, neither Company nor any of its Subsidiaries has changed any annual Tax accounting period, settled or compromised any Income Tax Liability or entered into any closing agreement with any Governmental Authority.

                  5.9.6. Other than a group the common parent of which was Shareholder, neither Company nor any of their Subsidiaries is or for the past 5 years has been a member of a consolidated, combined or similar group filing Tax Returns. Neither Company nor any of their Subsidiaries is bound by any Income Tax allocation or sharing agreement with Shareholder or its Affiliates or with any Governmental Authority.

                  5.9.7. Neither Company nor any of their Subsidiaries will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized in such prior taxable period, including as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state or local, domestic or foreign, Tax Law or for any other reason.

                  5.9.8. Neither Company nor any of their Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

                  5.9.9. Each Company and its Subsidiaries has disclosed on its federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Section 6662 of the Code.

                  5.9.10. Neither Company nor any of their Subsidiaries has ever participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation
                           Section 1.6011-4 and each of the Companies and its Subsidiaries has complied with all reporting requirements under Treasury Regulation Section 1.6011-4 for any reportable transaction.

                  5.9.11. No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event) by any individual employed by either Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment from either Company or any of its Subsidiaries in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

        5.10.    Assets and Property.

                  5.10.1. Each Company and each of its Subsidiaries has good and valid title to all property, equipment and other assets that it purports to own, including the Principal Products (whether personal, tangible or intangible), free and clear of any Lien and has valid and enforceable leasehold interests in the premises and the material equipment, furniture and fixtures purported to be leased by it. Neither Company nor any Subsidiary of a Company owns any real property.

                  5.10.2. Section 5.10.2 of the Disclosure Schedule contains a complete and accurate list of: (i) all real estate and improvements leased, subleased or occupied by each Company and each of its Subsidiaries pursuant to a Lease (each, a "Leased Premises"), indicating the leasehold ownership, full address and use of each Leased Premises; and (ii) all Leases to which either Company or any Subsidiary of a Company is a party (including all Leases and subleases under which such Company or such Subsidiary has granted any interest in any of the Leased Premises, or any portion thereof, to any Person).

                  5.10.3. Each Company and each of its Subsidiaries enjoys peaceful and undisturbed possession of all of its Leased Premises in accordance with and subject to the terms of the respective Leases, copies of which have been provided to Buyer. There are no restrictions imposed by any Lease or other Contract or, to the Knowledge of Shareholder, by Law that preclude or restrict in any material respect the ability to use such Leased Premises for the purposes for which they are currently being used. Neither Company nor any Subsidiary of a Company is in default, and no notice of alleged default has been received by either Company or any Subsidiary of a Company, under any such Lease and to the Knowledge of Shareholder no lessor or sublessee is in default or alleged default thereunder. Neither the Companies nor any Subsidiary of a Company has subleased, licensed or otherwise granted anyone the right to use or occupy any Leased Premises or any portion thereof, neither the Companies nor any Subsidiary of a Company has granted any security interest in any Lease or any interest therein, and there are no Liens on the estate or interest created by any such Lease, except as may be set forth in Section 5.10.3 of the Disclosure Schedule.

                  5.10.4. The Companies and their respective Subsidiaries own and have good title to, free and clear of any Lien, or a valid leasehold interest in, license to, or other contractual right to use, all material assets, property (tangible or intangible), rights, instruments, Contracts and privileges (including all Intellectual Property and the Principal Products) that are required in order to (i) conduct the Cable and Satellite Business following consummation of the Transaction in substantially the same manner as it is conducted on the date hereof and as contemplated to be conducted subsequent to the date hereof, including with respect to the Collabrent Product and
                           (ii) service all of their customers in full compliance with the Companies' respective agreements with such customers, except, with respect to both clauses (i) and (ii) of this paragraph, for certain services and assets that may be utilized in connection with performing such services that may be provided to the Companies and their respective Subsidiaries by Shareholder following the date hereof pursuant to the Ancillary Documents, including but not limited to the licenses scheduled in Section 5.10.4 of the Disclosure Schedule.

                  5.10.5. The facilities and equipment owned or leased by each Company and each of its Subsidiaries are in all material respects in good operating condition and repair and free from any material defects, reasonable wear and tear excepted, and are in all material respects suitable for the uses for which they are being used and are performing the functions for which they were intended.

                  5.10.6. Shareholder conducts, directly or indirectly, no Cable and Satellite Business, other than through its ownership of the Companies and their Subsidiaries. The Companies' assets, together with their rights under the Ancillary Documents, are sufficient to satisfy all obligations under the Customer Contracts in effect as of the date hereof, other than obligations relating to the future development of software.

         5.11.    Intellectual Property.

                  5.11.1. Set forth in Section 5.11.1 of the Disclosure Schedule are (i) all patents, patent applications, patent and invention disclosures awaiting filing, domain names, software, mask work and material copyright applications and registrations, and trademarks and material trademark applications and registrations which constitute Business Intellectual Property, together with the name of the owner of each thereof, in each jurisdiction in which registration for any of the foregoing was made; (ii) a listing of all material software, products and services under development by the Companies and the Subsidiaries of the Companies (including any such products or services that have been developed using any of the items referred to in clause (i) hereof);
                           (iii) all Business Intellectual Property licensed by either Company from another Person ("Third Party IP") that imposes annual payment obligations in excess of $250,000; and (iv) to the extent not otherwise covered in clauses (i), (ii) or (iii) above, all other Business Intellectual Property pertaining to the Cable and Satellite Business that imposes annual payment obligations in excess of $250,000.

                  5.11.2. Except as set forth in Section 5.11.2 of the Disclosure Schedule, the Owned IP does not include any software code that is subject to the terms of any general or limited public license the terms of which could require or condition the use or distribution of such Owned IP on the disclosure, licensing, or distribution of any source code of any portion of the Owned IP (any of the foregoing, referred to as "Open Source Materials").

                  5.11.3.  Set forth in Section 5.11.3 of the Disclosure
                           Schedule is a list of all material Contracts of each Company or any Subsidiary thereof or Shareholder under which such Company or such Subsidiary or Shareholder has licensed to any Person any Owned IP or Third Party IP.

                  5.11.4.  As of the date hereof:

                           5.11.4.1. each Company and its Subsidiaries owns all
                                     right, title and interest in and to the
                                     Owned IP and has complied with all
                                     material terms and conditions of all
                                     licenses for the use of the Third Party
                                     IP;

                           5.11.4.2. the use by the Companies of the Owned IP
                                     does not infringe or has not infringed any Intellectual Property rights owned or held by any other Person, or constitute an unlawful use or misappropriation of, any Intellectual Property rights owned or held by any other Person;

                           5.11.4.3. to Shareholder's Knowledge, there is no
                                     infringement or misappropriation by any
                                     Person of any Business Intellectual
                                     Property owned by or licensed exclusively to either Company or any Subsidiary of a Company;

                           5.11.4.4. neither Company nor any Subsidiary thereof
                                     has agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Business Intellectual Property;

                           5.11.4.5. all agreements between each Company and
                                     its Subsidiaries and any other Person that provide for the use, manufacture, supply, distribution, sale, license, transfer, marketing, promotion, development, improvement, maintenance or support of any of the Owned IP are on a non-exclusive basis; and

                           5.11.4.6. all Intellectual Property assigned by DST
                                     Output, LLC to Innovis pursuant to the
                                     DDP/F Software Assignment Agreement,
                                     together with all rights to Intellectual
                                     Property granted by DST Output, LLC to
                                     Innovis pursuant to the Factory Control
                                     Source Code License Agreement, constitute, in the aggregate, all Intellectual Property rights that cover or are otherwise necessary for Innovis to perform all of the "DDP/F Operations and Services" (as defined in the Output Services Agreement) regardless of whether such DDP/F Operations and Services are performed, in whole or in part, by DST Output, LLC or Innovis.

                  5.11.5. Each Company and its Subsidiaries has taken all steps in its or their reasonable business discretion (including measures to protect secrecy and confidentiality) to secure, maintain and protect such Company's or such Subsidiary's right, title and interest in and to all of its Owned IP, but not including filing applications for registration of copyright and applications for patents relating to its Owned IP.

                  5.11.6. To Shareholder's Knowledge, the Business Intellectual Property of each Company and its Subsidiaries constitutes all Intellectual Property necessary to conduct fully the business of such Company or such Subsidiary in substantially the same manner as currently conducted, including with respect to the use and exploitation of the Collabrent Product.

         5.12.    Contracts.

                  5.12.1. Section 5.12.1 of the Disclosure Schedule lists the following Contracts (per the sub-clause headings referenced below) to which either Company or any of its Subsidiaries is a party (other than those set forth on Sections 5.10.2 (Leases) and 5.11.3 (IP licenses) of the Disclosure Schedule), provided that (except with respect to sub Section 5.12.15) such Company or such Subsidiary has outstanding rights, Liabilities or obligations thereunder:

                           5.12.1.1. all Contracts for the lease (whether as
                                     lessor or lessee) of personal property to or from such Company or such Subsidiary which provide for lease payments in excess of $250,000 annually;

                           5.12.1.2. all Contracts (i) with suppliers for the
                                     purchase of inventories, supplies, spare parts or real, personal or mixed property, or for the receipt of services, which provide for payments from any Company in excess of $250,000 annually (the "Major Suppliers") and (ii) with customers (the "Customer Contracts") for the sale of products or for the furnishing of services (the "Major Customers");

                           5.12.1.3. all Contracts concerning any partnership,
                                     joint venture, joint development or other cooperation arrangement;

                           5.12.1.4. all Contracts providing for management
                                     services or services of independent
                                     contractors or consultants (or similar
                                     arrangements) providing for payments from such Company in excess of $250,000 annually;

                           5.12.1.5. all Contracts for the purchase or sale of
                                     any business, corporation, partnership,
                                     joint venture, association or other
                                     business organization or any division,
                                     material assets, operating unit or product line thereof;

                           5.12.1.6. all Contracts relating to or evidencing
                                     Indebtedness for money borrowed by such
                                     Company or such Subsidiary (or the
                                     creation, incurrence, assumption, securing or guarantee thereof) and all derivative agreements in excess of $250,000 annually;

                           5.12.1.7. all Contracts under which (i) any Person
                                     has directly or indirectly guaranteed any Indebtedness for money borrowed or other Liabilities of such Company or such Subsidiary or (ii) such Company or such Subsidiary has directly or indirectly guaranteed any Indebtedness for money borrowed or other Liabilities of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                           5.12.1.8. all Contracts under which such Company or
                                     such Subsidiary has made any material
                                     advance, loan, extension of credit or
                                     capital contribution to, or other material investment in, any Person, including employees, or which involve a sharing of material profits, losses, costs or Liabilities by such Company or such Subsidiary with any other Person, other than trade accounts payable arising in the ordinary course of business of such Company or such Subsidiary;

                           5.12.1.9. all Contracts providing for or containing
                                     any mortgage, pledge, security agreement or deed of trust or other Contract granting a Lien upon any assets or properties of such Company or such Subsidiary;

                          5.12.1.10. all Contracts that impose annual payment
                                     obligations in excess of $250,000 not
                                     otherwise listed herein providing for
                                     indemnification of any Person with respect to Liabilities relating to any current or former business of such Company or such Subsidiary;

                          5.12.1.11. all Contracts which materially limit or
                                     purport to materially limit the ability of such Company or such Subsidiary to compete in any line of business or with any Person or in any geographic area or which materially limit or purport to materially limit or restrict the ability of such Company or such Subsidiary with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

                          5.12.1.12. all Contracts with any Governmental
                                     Authority;

                          5.12.1.13. all Contracts containing any restrictions
                                     with respect to payment of dividends or
                                     any other distributions in respect of the capital stock of such Company or such Subsidiary which will continue in effect after the date hereof;

                          5.12.1.14. all Contracts between or among such
                                     Company or such Subsidiary, on the one
                                     hand, and any Affiliate, officer, director or shareholder of such Company or any Affiliate of any thereof, on the other hand;

                          5.12.1.15. all foreign currency forward exchange
                                     Contracts;

                          5.12.1.16. all Contracts relating to employment,
                                     termination, bonuses, employee options or severance;

                          5.12.1.17. all Contracts concerning the issuance,
                                     delivery, pledge or other encumbrance,
                                     sale or disposal of any shares of capital stock or other securities of such Company or such Subsidiary or the creation, issuance, delivery, pledge or other encumbrance, sale or disposal of any securities convertible into, or rights with respect to, or options or warrants to purchase or rights to subscribe to, any shares of capital stock or other securities of such Company or such Subsidiary;

                          5.12.1.18. all Contracts granting a proxy or relating
                                     to a voting arrangement regarding any of the Shares;

                          5.12.1.19. all Contracts granting to a third party a
                                     power of attorney to act on behalf of
                                     either Company or any of its Subsidiaries;

                          5.12.1.20. any Contract between either Company and
                                     its Major Customers involving change in
                                     control provisions;

                          5.12.1.21. any Contract providing for any charitable
                                     contribution in excess of $10,000 or for any political contribution; and

                          5.12.1.22. all Contracts of the Companies and their
                                     Subsidiaries that impose obligations in
                                     excess of $250,000 and that are not
                                     described in any of the categories
                                     specified in this Section 5.12.1.

                            The Contracts set forth or required to be set forth in Sections 5.12.1, 5.11.3 (IP licenses) or 5.10.2 (Leases) of the Disclosure Schedule are referred to herein collectively as "Material Contracts". True and complete copies of all of the Material Contracts have heretofore been made available to Buyer or its representatives.

                  5.12.2. Each Material Contract is in full force and effect and is legal, valid and binding on the applicable Company or Subsidiary party thereto and to the Knowledge of Shareholder the other party or parties thereto.

                  5.12.3. Each Company and its Subsidiaries and each of the other party or parties thereto have performed in all material respects all obligations required to be performed by them under each of such Company's or such Subsidiary's Material Contract. To the Knowledge of Shareholder, no event has occurred with respect to such Company or such Subsidiary or any other Person that (with or without the lapse of time or the giving of notice or both) contravenes, conflicts with or results in a violation or breach of, or gives such Company or such Subsidiary or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel or terminate, any Material Contract to which such Company or such Subsidiary is a party. To the Knowledge of Shareholder, no party to any Material Contract has repudiated any provision thereof since January 1, 2003. No party to any Material Contract has terminated any Material Contract and neither Company nor any Subsidiary thereof has received any notice that any other party or parties to any Material Contract intend to exercise any right of cancellation or termination thereof.

        5.13.     Insurance.

                  Each Company and its Subsidiaries maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in such Company's or such Subsidiary's judgment, reasonable for the business and assets of each Company, respectively. Section 5.13 of the Disclosure Schedule sets forth a complete and accurate list of all insurance policies and surety bonds which each Company and its Subsidiaries currently maintains through Shareholder with respect to its assets, Liabilities, employees, officers, directors or other representatives (the "Group Insurance Policies") and all insurance policies and surety bonds which each Company and its Subsidiaries currently maintains in its own name with respect to its assets, Liabilities, employees, officers, directors or other representatives (together with the Group Insurance Policies, the "Insurance Policies"). Each of the Insurance Policies is in full force and effect immediately prior to the date of this Agreement; provided that each of the Group Insurance Policies shall lapse upon consummation of the Transaction. Each Company and its Subsidiaries is current in all premiums or other payments due under its Insurance Policies and has otherwise performed in all material respects all of its respective obligations thereunder. Each Company and its Subsidiaries has given timely notice to the insurer under each of its Insurance Policies of all claims that may be insured thereby. Neither Company nor any Subsidiary thereof has received any notice that any of its Insurance Policies is not in full force and effect immediately prior to the date of this Agreement. Shareholder has no Knowledge of any facts that, under the terms of either Company's or a Subsidiary's thereof Insurance Policies, would cause (or would be reasonably likely to cause) any such Insurance Policy not to be in full force and effect; provided that each of the Group Insurance Policies shall lapse upon consummation of the Transaction. Neither Company nor any Subsidiary thereof has received during the past three years from any insurance carrier to which it has applied for any insurance or with which it has carried any insurance (i) any refusal of coverage or notice of limitation of coverage or any notice that a defense will be afforded with reservation of rights (except for limitations standard in the industry) or (ii) any notice of cancellation or any other written notice that any insurance policy is no longer in full force or effect or will not be reviewed or that the issuer of any insurance policy is not willing or able to perform its obligations thereunder. No representation or warranty set forth in this Section 5.13 shall be construed so as to apply to any Plan maintained by either Company or any of their Subsidiaries.

        5.14.     Litigation.

                  5.14.1. As of the date hereof (i) there is no judgment, ruling, order, writ, decree, stipulation, settlement, injunction or determination by or with any arbitrator, court or other Governmental Authority to which either Company or any Subsidiary thereof or any director or officer thereof in his or her capacity as such is party or by which either Company or any director or officer thereof in his or her capacity as such is bound, and which relates to such Company or such Subsidiary, the assets, properties, Liabilities or employees of such Company or such Subsidiary, the business of such Company or such Subsidiary, any Transaction Document or the Transaction and (ii) neither any Company nor any Subsidiary thereof is party to or engaged in or, to the Knowledge of Shareholder, threatened with any Action which relates to such Company or such Subsidiary, the assets, properties, Liabilities or employees of such Company or such Subsidiary, the business of such Company or such Subsidiary, any Transaction Document or the Transaction and neither any Company nor any Subsidiary thereof has any intention of initiating any Claim against any Person.

                  5.14.2. None of the officers or directors (in their capacities as such) of either Company or any Subsidiary thereof is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation, settlement, injunction or determination described in Section 5.14.1. None of the Actions required to be set forth on Section
                           5.14.1 of the Disclosure Schedule, if adversely determined, will result in a Material Adverse Effect.

                  5.14.3. No order has been made, petition presented or resolution passed for the winding-up of either Company or any Subsidiary thereof and no meeting has been convened for the purposes of winding-up either Company or any Subsidiary thereof. No steps have been taken by either Company or any Subsidiary thereof or by any other Person for the appointment of an administrator or receiver of all or any part of any of such Company's or such Subsidiary's assets. Neither Company nor any Subsidiary thereof has made or proposed any arrangement or composition with its creditors or any class of its creditors. Neither Company nor any Subsidiary thereof has stopped paying its debts as they fall due.

        5.15.     Employee Matters.

                  5.15.1. Neither Company nor any Subsidiary thereof is a party to any Contract regarding collective bargaining or other Contract with any labor or trade union or collective bargaining group representing any employee of such Company or such Subsidiary, nor does any labor or trade union or collective bargaining agent represent any employee of such Company or such Subsidiary. No Contract regarding collective bargaining has been requested by, or is under discussion between management of either Company or Subsidiary thereof (or any association of which either Company is a member or otherwise a participant) and any group of employees of such Company or such Subsidiary, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against either Company or Subsidiary thereof, nor are there any other current activities to organize any employees of either Company or Subsidiary thereof into a collective bargaining unit to the Knowledge of Shareholder. There are no unfair labor practice charges or complaints pending or, to the Knowledge of Shareholder, threatened against either Company or Subsidiary thereof.

                  5.15.2. Section 5.15.2 of the Disclosure Schedule sets forth a true, accurate and complete list of all of each Company's and each Subsidiary's thereof directors and officers and includes a listing of each of such director's and officer's compensation terms relating to commencement of employment or directorship, salary, bonuses and fringe benefits, as of the date hereof. Neither Company nor any Subsidiary thereof is delinquent in any payment to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by any such employee to the date hereof or amounts required to be reimbursed to such directors, officers or employees. Upon termination of the employment of any employees or the directorship of any director, neither the Company nor any Subsidiary thereof that is currently the employer of such employee or on whose board such person acts as a director nor Buyer will by reason of the Transaction or anything done prior to the date hereof be liable to any of such employees or directors for severance or any other payments (other than accrued salary or amounts required to be paid under applicable Laws, payments under Plans maintained by Shareholder or payments under employment Contracts for which Shareholder is responsible).

                  5.15.3. Each Company and its Subsidiaries has previously delivered to Buyer or its representatives true, accurate and complete copies of all employment, consulting, termination and severance Contracts with or for the benefit of, or otherwise relating to, any directors, officers, employees, consultants or independent contractors of such Company or such Subsidiary. Except for the provisions of the Employment Contract of the President of the Companies, none of the execution, delivery or performance of any Transaction Document or the consummation of the transactions contemplated hereby or thereby will result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of either Company or any Subsidiary thereof severance pay or termination, retention or other benefits (other than payments under Plans maintained by Shareholder or payments under employment Contracts for which Shareholder is responsible).

                  5.15.4.  Neither any officer nor any other employee listed in
                           Section 5.15.2 of the Disclosure Schedule has given notice to, or received notice from, such Company or such Subsidiary that is such officer's or key employee's employer or any of its representatives that any such officer's or key employee's employment or service may be terminated or advised such Company or such Subsidiary of an intention to give such notice to, or is expected to receive notice from, such Company or such Subsidiary or any of its representatives that any such officer's or key employee's employment or service may be terminated, in each case, at, prior to or immediately after the date hereof, in or without connection to the consummation of the Transaction.

                  5.15.5. Each Company and its Subsidiaries has delivered or made available to Buyer or its representatives true, accurate and complete copies of (i) each of such Company's Plans that have been reduced to writing and all amendments thereto and (ii) all trust agreements or insurance contracts, maintained in connection with any such Plan.

                  5.15.6. Each Company and its Subsidiaries has at all relevant times complied in all material respects with all of its obligations under each applicable Law with respect to the employment of its employees, including with respect to the health and safety at work of its employees, and there are no claims pending or, to the Knowledge of Shareholder, threatened by any party in respect of employment or any accident or injury. No representation or warranty set forth in this Section 5.15.6 shall be construed so as to apply to any Plan maintained by either Company or any of their Subsidiaries.

                  5.15.7. Neither Shareholder nor any Affiliate of Shareholder has retained or agreed to retain, as an employee or an independent contractor, or transferred to the Shareholder or any Affiliate thereof, any employee of the Companies or their Subsidiaries.

        5.16.     Legal Compliance.

                  5.16.1. As of the date hereof, (i) each Company and its Subsidiaries is in compliance in all material respects and since its incorporation has complied in all material respects with all Laws and Licenses applicable to it, including all Laws relating to the exportation of goods, services and products and export compliance and control, (ii) no current claims or complaints from any Governmental Authorities or other Persons have been received by either Company, Shareholder or any Affiliate thereof related to or affecting either Company or any Subsidiary thereof and, to the Knowledge of Shareholder, no claims or complaints are threatened, in each case alleging that either Company or any Affiliate thereof is in violation of any Laws or Licenses applicable to such Company or such Subsidiary, and (iii) no investigation, inquiry, or review by any Governmental Authority with respect to either Company or any Subsidiary thereof is pending or, to the Knowledge of Shareholder, threatened.

                  5.16.2. Neither any Company nor any Subsidiary thereof nor any director, officer, agent, employee to the Knowledge of Shareholder, or other Person associated with or acting on behalf thereof has used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any Governmental Authority or governmental, administrative or regulatory official or employee or to any political party or campaign from corporate funds or made any bribe, unrecorded rebate, payoff, influence payment, kickback or other unlawful payment to any Governmental Authority. Neither any Company nor any Subsidiary thereof nor any director, officer, agent, employee, or to the Knowledge of Shareholder, any other Person associated with or acting on behalf thereof, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                  5.16.3.  No representation or warranty set forth in this
                           Section 5.15.6 shall be construed so as to apply to any Plan maintained by either Company or any of their Subsidiaries.

         5.17.    Affiliate Transactions.

                  There are no Contracts between either Company or an Affiliate of either Company, on the one hand, and Shareholder or any Affiliate of Shareholder on the other hand, except for the Ancillary Agreements. Section 5.17 of the Disclosure Schedule includes (i) a list of all services that were granted by Shareholder or any Affiliate thereof (other than any Company or any of Subsidiary of a Company) to any of the Companies or their Subsidiaries during the 12-month period prior to the date hereof, (ii) a list of all services that were granted by the Companies or their Subsidiaries to Shareholder or any Affiliate thereof (other than any Company or any Subsidiary of a Company) during the 12 month period prior to the date hereof and (iii) a list of all services and products sold or provided, as the case may be, by any of the Companies or their Subsidiaries during the 12-month period prior to the date hereof, which products and services were, at the time of the sale or provision thereof, owned by Shareholder or any Affiliate thereof (other than any Company or any Subsidiary of a Company), in each case, other than services or products to be provided under the Ancillary Agreements. As of the Closing Date and thereafter, the Companies and their Subsidiaries shall have no obligations, direct or indirect, contingent or otherwise, owing to the Shareholder or any of its Affiliates, including payables, other than the obligations contemplated by this Agreement and the Ancillary Documents.

         5.18.    No Public Offer.

                  Neither any Company nor anyone acting on its behalf has offered securities of such Company or any part thereof for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make the sale of the Shares hereunder not exempt from the registration requirements of any Law. None of either Company's securities have been offered or sold in such a manner as to make the sale of such securities not exempt from such registration requirements, and all such securities have been offered and sold in compliance with all applicable securities Laws.

         5.19.    Brokers' Fees.

                  Neither any Company nor any of its officers, directors or other Affiliates has authorized or retained any Person to act as an investment banker, broker, finder or other intermediary who is or might be entitled to any fee, commission or payment from such Company, Shareholder, Parent or Buyer in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

         5.20.    Customers and Suppliers.

                  5.20.1.  Set forth in Section 5.20.1 of the Disclosure
                           Schedule is a list of the dollar amount of sales or services to each Major Customer as of the 12-month period ending December 31, 2004. Since December 31, 2004, there has not been (i) any change in any material term (including credit terms) of the sales agreements or related agreements with any such Major Customer or (ii) any termination of, or any oral or written communication from any such Major Customer (or any of its officers, directors or other representatives) relating to such Major Customer's consideration of, or determination to, terminate (including through non-renewal) or modify in a manner materially adverse to such Company or any Subsidiary thereof (A) any Contract between any such Major Customer and such Company or any Subsidiary thereof or (B) its business relationship with such Company or any Subsidiary thereof. As of the date hereof, none of the Major Customers has notified either Company of its intent to cease to do business with any Company, or substantially reduce or delay its business with any Company. None of the Major Customers has notified any Company or Shareholder in writing that it is threatened with bankruptcy or insolvency or that it is unable for any other reason to continue its business relationship with the Company as it exists on the date hereof.

                  5.20.2. As of the date hereof, no Major Supplier has notified either Company of its intent to cease to do business with any Company, or substantially reduce or delay its business with any Company.

         5.21.    Licenses and Permits.

                  Each Company and each of its Subsidiaries have all governmental licenses, authorizations and Consents required to carry on the business thereof as currently conducted, except as would not have a Material Adverse Effect. Section
                  5.21 of the Disclosure Schedule sets forth a complete and correct list of each license, franchise, permit, order, registration, certificate, approval or other similar authorization, in each case, issued by a Governmental Authority and obtained in connection with operating the business of such Company and its Subsidiaries (collectively, the "Permits"), and each pending application for any Permit, together with the name of the Governmental Authority or entity issuing such Permit or with which such application is pending. Each Permit is valid and in full force and effect, neither the respective Company nor any of its Subsidiaries is or has been in material violation of or default under, and, to Shareholder's Knowledge, no condition exists that with notice or lapse of time or both would constitute a material violation of or default under, any Permit, (iii) no proceeding is pending or, to Shareholder's Knowledge, threatened, to revoke or limit any Permit, and (iv) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the consummation of the Transaction. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. Each Company and its Subsidiaries are in compliance in all material respects with the terms of their Permits, and neither any Company nor any of its Subsidiaries has received written notice of violation of any Permit.

         5.22.    Non-Competition Agreements.

                  None of Shareholder or any Affiliate or Subsidiary of Shareholder, including the Companies and their Subsidiaries, has entered into or is otherwise a party to any agreement that restricts, or as a result of the consummation of the Transaction would restrict, the ability or authority of either Company to compete with the line of businesses in which the Companies are presently engaged.

         5.23.    Indebtedness to Shareholder.

                  As of the date hereof, neither Company is indebted in any manner to Shareholder or to any Affiliate thereof.

         5.24.    Environmental Matters.

                  5.24.1. The Companies and each of their Subsidiaries are, and have been, in compliance in all material respects with all Environmental Laws, and neither the Companies nor any of their Subsidiaries has received any written communication that alleges that the Companies or any of their Subsidiaries is in violation of, or has liability under, any Environmental Law.

                  5.24.2. There are no Environmental Claims pending or, to the Knowledge of Shareholder, threatened, against the Companies or any of their Subsidiaries.

                  5.24.3. There have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against the Companies or any of their Subsidiaries or against any Person whose liabilities for such Environmental Claims the Companies or any of their Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Each of Buyer and Parent hereby jointly and severally represents and warrants to Shareholder as follows:

         6.1.     Organization.

                  Each of Buyer and Parent is a corporation duly organized, validly existing and (to the extent applicable in its jurisdiction of incorporation) in good standing under the laws of its jurisdiction of incorporation. Each of Buyer and Parent has all requisite corporate power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated.

         6.2. Authority.

                  Each of Buyer and Parent has all requisite corporate power and authority to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations thereunder. The execution, delivery and performance by Buyer or Parent, as applicable, of each Transaction Document delivered or to be delivered by Buyer or Parent, as applicable, and the consummation by Buyer or Parent, as applicable, of the Transaction have been duly authorized by all necessary and proper action on its part. This Agreement and each other Transaction Document to which Buyer or Parent is party has been duly executed and delivered by Buyer or Parent, as applicable, and constitutes its legal, valid and binding obligation, enforceable against Buyer or Parent, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         6.3. Non-Contravention.

                  None of the execution, delivery or performance by Buyer or Parent, as applicable, of any Transaction Document to which it is a party or the consummation by Buyer or Parent, as applicable, of the Transaction does or will, with or without the giving of notice or the lapse of time or both, conflict with, or result in a breach or violation of, or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation under (i) any organizational or charter document (or similar organizational documents) of Buyer or Parent, as applicable, (ii) any Contract of Buyer or Parent, as applicable, or (iii) any Law or License to which Buyer or Parent, as applicable, or its properties or assets are subject.

         6.4. Governmental and other Consents.

                  No Consent of any Governmental Authority or any other Person is required to be obtained or made by or with respect to Buyer or Parent, as applicable, in connection with the execution, delivery and performance by Buyer or Parent, as applicable, of any Transaction Documents to which Buyer or Parent, as applicable, is a party or the consummation by Buyer or Parent, as applicable, of the Transaction, other than the Consents set forth on Exhibit 6.4 hereto, all of which Consents have been obtained prior to the date hereof.

         6.5. Brokers' Fees.

                  Neither Buyer, nor Parent nor any of their respective Affiliates has authorized or retained any Person to act as an investment banker, broker, finder or other intermediary who is or might be entitled to any fee, commission or payment from either Company or from Shareholder in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

7.       COVENANTS

         7.1.     Non-Competition.

                  7.1.1. For a period of four (4) years after the date hereof, without the prior written consent of Buyer, Shareholder will not, and Shareholder will cause each of its Affiliates not to, directly or indirectly, alone or in association with any other Person, (i) acquire or own in any manner, any interest in any Person that is engaged, (ii) participate in the management, as a consultant, advisor or otherwise, of any Person that is engaged, or (iii) otherwise engage in or make any of its assets available for use, in the Cable and Satellite Business (the "Restricted Business"), including, but not limited to, through investments in such business or the licensing of technology for use in, or distribution or promotion of, such business.

                  7.1.2. The restriction in Section 7.1.1 shall not operate to prohibit Shareholder or any of its Affiliates from:

                           7.1.2.1. acquiring and thereafter managing and operating any business, company or group which is engaged in any Restricted Business and in respect of which Shareholder or any of its Subsidiaries has a majority shareholding or other controlling interest, if the Restricted Business is responsible for not more than Ten Percent (10%) of the aggregate annual operating revenues of such acquired business, company or group as of the time of such acquisition);

                           7.1.2.2. acquiring an interest in a business, company or group which is engaged in a Restricted Business in respect of which Shareholder or any of its Affiliates does not have a shareholding exceeding 5%;

                           7.1.2.3. continuing with any business or activity carried on at the date hereof by Shareholder or any of its Subsidiaries (and not forming part of the Cable and Satellite Business) and any reasonable extension of such business or activity in any market or industry; provided, however, that such business or activity does not directly compete with any of the Companies in the Restricted Business.

         7.2.     Non-Solicitation of Employees.

                  7.2.1. For a period of two (2) years hereafter, without the prior written consent of Buyer, Shareholder will not and Shareholder will cause each of its Affiliates not to, (i) directly solicit as an employee, independent contractor or consultant, any person employed by Company, Buyer or any Affiliate on the date of this Agreement after giving effect to the transactions hereunder; (ii) directly induce or attempt to induce any such employee to terminate his or her employment or other relationship with either Company, Buyer or any Affiliate thereof by resignation, retirement or otherwise. Nothing herein shall limit Shareholder or any of its Affiliates from employing or offering employment to any person employed by either Company as of the date hereof, after such person's employment with such Company is terminated, or who responds to a general advertisement or solicitation of employees by Shareholder or any of its Affiliates.

                  7.2.2. For a period of two (2) years hereafter, without the prior written consent of Shareholder, the Buyer will not and will cause each of the Companies and its Affiliates not to (i) directly solicit as an employee, independent contractor, or consultant, any person employed by Shareholder or any Affiliate on the date of this Agreement after giving effect to the transactions hereunder; (ii) directly induce or attempt to induce any such employee, independent contractor or consultant to terminate his or her employment or other relationship with Shareholder or any Affiliate thereof by resignation, retirement or otherwise. Nothing herein shall limit Buyer, the Companies, or any Affiliates of Buyer from employing or offering employment to any person employed by Shareholder or any of its Affiliates as of the date hereof, after such person's employment with Shareholder or any of its Affiliates is terminated, or who responds to a general advertisement or solicitation of employees by Buyer, the Companies or any Affiliates of Buyer. Furthermore, nothing herein shall limit Buyer, the Companies, or any Affiliates of Buyer from employing or offering employment to any person employed by Shareholder or any of its Affiliates at the Winchester Data Center who, as of the date hereof, is primarily occupied with servicing the Companies, at such future time as the Companies no longer use the Winchester Data Center to operate any portion of the Cable and Satellite Business.

                  7.2.3. Neither Shareholder nor any Affiliate of Shareholder will enforce any non-competition, non-solicitation or similar agreement that would prevent any employee of the Companies or their Subsidiaries from working for Buyer or any Affiliate of Buyer.

         7.3.     Confidential Information.

                  7.3.1. For a period of two (2) years after the date hereof, Shareholder will, and will cause its Affiliates, directors, officers, employees and other representatives to, maintain in strict confidence any and all Confidential Information. It is understood that Shareholder shall not have any liability hereunder with respect to information that
                           (a) is in or, through no fault of Shareholder, comes into the public domain, (b) Shareholder is required to disclose pursuant to Law or regulation, (c) is independently developed by Shareholder, without violating the terms of this Agreement or any other Contract between Shareholder and either Company, Buyer or Parent or (d) is lawfully disclosed to Shareholder by a third party who is not in breach of an obligation of confidentiality.

                  7.3.2. Shareholder agrees to limit its internal disclosure of Confidential Information only to those of its employees or consultants who need to know such information and who have signed a written agreement binding them to terms and conditions substantially similar to those set forth in this Section 7.3 or who are otherwise bound by confidentiality obligations.

                  7.3.3. In the event that Shareholder or any of its Affiliates or its or their respective directors, officers, employees or other representatives are required by Law to disclose any of the Confidential Information, Shareholder will promptly notify Buyer in writing so that Buyer may seek a protective order and/or other motion to prevent or limit the production or disclosure of such Confidential Information. If such motion has been denied, has not been promptly prosecuted or is pending and unresolved at the time disclosure of such Confidential Information is required by Law, then the Person required to disclose such Confidential Information may disclose only such portion of such Confidential Information which (i) based on advice of Shareholder's legal counsel is required to be disclosed (provided that the Person required to disclose such Confidential Information will use all reasonable efforts to preserve the confidentiality of the remainder of such Confidential Information) or (ii) Buyer consents in writing to having disclosed. Shareholder will not, and will not permit any of its Affiliates or its or their respective directors, officers, employees and other representatives to, oppose any motion for confidentiality brought by Buyer or any Company. Shareholder will continue to be bound by its obligations pursuant to this Section 7.3 for any Confidential Information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion. Notwithstanding the foregoing, Shareholder shall be entitled to disclose Confidential Information to its regulators if required by Law or regulation without prior notice, but shall notify the agency to which the Confidential Information was disclosed of the confidential nature thereof and notify Buyer as soon as practicable following the disclosure or, if possible and not in violation of any Law, prior to the disclosure.

         7.4.     Public Announcements.

                  No press release or announcement concerning the Transaction will be issued by Shareholder without the prior consent of Parent or by Parent without the prior consent of Shareholder, except as such release or announcement may be required by Law, in which case the Person required to make the release or announcement will allow the Person whose consent would otherwise be required reasonable time to comment on such release or announcement in advance of such issuance. For the avoidance of doubt, the foregoing shall not be in limitation of the parties' obligations hereunder to take such actions as required for the consummation of the Transaction.

         7.5.     Income Taxes and Section 338(h)(10) Election.

                  7.5.1. With respect to the Companies and any domestic Subsidiary of the Companies, Shareholder shall, or shall cause its relevant Affiliates to, join with Buyer or Parent, as applicable, in filing a timely election under Section 338(h)(10) of the Code in accordance with Treasury Regulation Section 1.338(h)(10)-1 or any successor provision ("Section 338(h)(10) Election"). Shareholder and Buyer or Parent, as applicable, shall also file, or cause the filing of, timely elections under any comparable provisions of state or local Tax Laws. Buyer, Parent and Shareholder will take any and all actions necessary, including providing all required information on a timely basis, to cause such elections to become effective. Buyer shall prepare all applicable forms for such elections for review by Shareholder at least 30 days before the date such forms are due to be filed, and Buyer and Shareholder shall negotiate in good faith to agree on such forms. Buyer or the Companies may in their discretion make elections under Section 338(g) of the Code and any comparable provisions of state or local Tax Laws ("Section 338(g) Elections") with respect to any foreign Subsidiaries. Shareholder shall, at Buyer's expense to the extent of third party costs, provide all information and records that are reasonably necessary for Buyer to determine the costs and benefits to it of making the Section 338(g) Elections. Buyer, Parent and Shareholder will report the sale and acquisition, respectively, of the Shares pursuant to this Agreement consistent with the Section 338(h)(10) Election (and any comparable elections under state or local Tax Laws) and, if applicable, the Section 338(g) Elections and will take no position contrary thereto in any Tax Return or in any proceeding before any Governmental Authority or otherwise.

                  7.5.2. For any Straddle Period of the Companies and their Subsidiaries, Buyer shall timely prepare and file all Tax Returns required to be filed and shall pay all Taxes due; provided that Shareholder shall reimburse Buyer for any amount owed by Shareholder pursuant to Section 8.5 (Tax Indemnity) with respect to the taxable periods covered by such Tax Returns. For any taxable period of the Companies and their Subsidiaries that ends on or before the date hereof, Shareholder shall, consistent with past practice, timely prepare and file all Tax Returns required to be filed and shall pay all Taxes due; provided, however, that any such Tax Return shall be filed consistent with the Section 338(h)(10) Election and any Section 338(g) Elections. Without limiting the generality of the foregoing, Shareholder shall include the income and other tax items of the Companies and their Subsidiaries on Shareholder's consolidated federal Income Tax Returns (and consolidated or combined state Income Tax Returns) for all periods through the end of the date hereof and pay any federal Income Taxes (and consolidated or combined state Income Taxes) attributable to such income. The Companies and their Subsidiaries shall furnish Tax information available to them to Shareholder for inclusion in the Tax Returns required to be filed by Shareholder pursuant to this
                           Section 7.5.2 in accordance with the Companies' past custom and practice. For purposes of the Tax Returns described in this Section 7.5.2, the income of the Companies and their Subsidiaries shall be apportioned to the period up to and including the date hereof and the period after the date hereof as provided in Section 8.5.3.2.

                  7.5.3. Shareholder, Buyer and Parent shall reasonably cooperate, and shall cause their Affiliates to cooperate, in preparing and filing all Tax Returns and claims for refunds and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including by maintaining and making available to each other all records necessary in connection with Taxes. At Shareholder's request, Buyer shall cause any of the Companies and their Subsidiaries to make or join with Shareholder in making any other election if the making of such election does not have any adverse effect on Buyer or its Affiliates (including any of the Companies and their Subsidiaries), as determined by Buyer in its sole discretion.

                  7.5.4. All transfer, documentary, sales, use, registration and other similar Taxes and fees incurred in connection with the sale of the Shares or otherwise in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Shareholder and Buyer.

                  7.5.5. Any payments that are made under Section 2.4 (Post-Closing Adjustments) or Section 8 (Indemnification) shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless a determination (within the meaning of Section 1313(a) of the Code) causes any such payments to be otherwise treated for U.S. federal Income Tax purposes. The allocation of the Purchase Price and liabilities pursuant to Section 2.2.2 (Allocation of Purchase Price) shall be appropriately adjusted to reflect the items to which such payments relate.

                  7.5.6. Any Tax sharing agreement between Shareholder and any of the Companies and their Subsidiaries is terminated as of the date hereof and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  7.5.7. All refunds of Taxes relating to the Companies received by Shareholder, the Companies, Buyer or any of their Affiliates with respect to Tax periods ending on or before the date of this Agreement or relating to Shareholder's consolidated federal Income Tax Returns, and in each case for which Shareholder is responsible under Section 8.5, will be for the account of Shareholder. Any such refunds shall be paid to Shareholder within thirty (30) days of receipt of such refund by the Companies, Buyer or any of their Affiliates. Any refunds for any Straddle Period shall be apportioned between Shareholder and Buyer in the same manner as provided in Section 8.5.3.

                  7.5.8. Shareholder, each Company, Buyer or any of their respective Affiliates shall file all Tax Returns consistent with the allocation determined in Section
                           2.2.2 and shall not take any Tax position inconsistent with such allocation.

         7.6.     Release of Officers and Directors.

                  Buyer and Parent shall release, on behalf of themselves and each of the Companies, each of the individual directors and officers of Shareholder and its Subsidiaries from any and all claims by Buyer, Parent or any of their Subsidiaries with respect to any action taken or the failure to take any action prior to the date of this Agreement, by or in their capacity as officers or directors of Shareholder or any of its Subsidiaries. Notwithstanding the foregoing, this Section 7.6 shall not limit any rights that Buyer or any Affiliate of Buyer has against Shareholder pursuant to the terms of this Agreement or any other Transaction Document.

         7.7.     Further Assurances.

                  7.7.1. From time to time after the date hereof, at Buyer's reasonable request and without further consideration from Buyer or Parent, Shareholder shall execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of the Shares in accordance with the terms of this Agreement. Without limiting the foregoing, from time to time following the date hereof, Shareholder shall, and shall cause its Affiliates to, at Shareholder's cost, execute, acknowledge and deliver to the Companies, in a reasonably prompt manner, all such properties, rights, titles, interests, remedies, powers and privileges, and shall take all further actions that may be commercially reasonably necessary or appropriate to assure the transfer to the Companies of all of such properties, rights, titles, interests, remedies, powers and privileges that are required for the Companies to continue conducting the Cable and Satellite Business after the date hereof in the same manner as it is conducted on the date hereof, except in any case in which this Agreement expressly contemplates that Shareholder retain any such item. Furthermore, and without limiting the foregoing, to the extent that any material assets, property (tangible or intangible), rights, instruments, Contracts or privileges form a part of the Cable and Satellite Business but are not transferred on the date hereof, Shareholder shall cause, as soon as practicable, such items to be conveyed, transferred to and vested in Buyer and to put Buyer in possession of such items without any additional consideration, except in any case in which this Agreement expressly contemplates that Shareholder retain any such item.

                  7.7.2. From time to time after the date hereof, Shareholder shall, and shall cause its Affiliates to, use its reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining (including by designating employees to work with Buyer as reasonably necessary to give effect to this Section 7.7.2) all consents or waivers from third parties in respect of Contracts or Permits necessary or appropriate to permit Buyer to operate the Cable and Satellite Business as currently conducted, including Required Consents; provided, however, that the parties hereto shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent may be required (other than nominal filing or application fees). If any consent that is required (for any reason) under a Contract is not obtained prior to the date hereof, Shareholder, Parent, Buyer and the Companies shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Buyer under which Buyer shall obtain the economic claims, rights and benefits in respect of such Contract with respect to which the consent has not been obtained and perform the obligations relating to such Contract in accordance with this Agreement. Such reasonable arrangement may include (i) in the case of a Lease, the subleasing to Buyer of any and all rights of Shareholder against the other party to such Lease arising out of a breach or cancellation thereof by the other party and (ii) the enforcement by Shareholder of such rights.

         7.8.     Employee Benefits.

                  Effective as of the date of this Agreement and for a period of one (1) year thereafter, Buyer shall use reasonable efforts to cause each Company to provide to its employees benefits that are substantially the same as those provided by the Companies to such employees as of the date hereof (except where, in the reasonable opinion of Buyer, such benefits are not reasonably comparable to generally accepted benefits provided to employees of similar position, seniority and experience engaged in the same or in a similar business as the Cable and Satellite Business); provided that Buyer shall not be required to cause any Company to offer to its employees benefits that are superior to the existing benefits of such employees. With respect to all benefits provided to Company employees following the date of this Agreement, Buyer shall provide credit to such employees for prior service with the Company, the Shareholder or any member of any controlled group or affiliated service group (as defined in Code Sections 414(b), (c), (m) or (o)) of which the Company is a member, for eligibility and vesting purposes only.

         7.9.     Disclaimer of Warranties.

                  Notwithstanding anything to the contrary set forth herein, the express representations and warranties set forth in Sections 4 and 5 hereof are the only representations and warranties concerning the business or any of the assets of either of the Companies, Shareholder makes no representation or warranty as to (i) the Open Source Materials (but without limiting the representations made in Section 5.11.2) or (ii) the functionality, acceptability, fitness for any purpose or state of completion of any Business Intellectual Property, including the Collabrent Product. The representations and warranties set forth in Sections 4 and 5 hereof are made expressly in lieu of all other warranties and representations, express or implied.

         7.10.    Release of Companies Obligations.

                  The Shareholder, on behalf of itself and each of its Affiliates, releases the Companies and each of their Subsidiaries from any and all obligations, direct or indirect, contingent or otherwise, owing to the Shareholder or any of its Affiliates, including payables, other than the obligations contemplated by this Agreement and the Ancillary Documents.

         7.11.    Use of Name.

                  Within 60 days after the Closing Date, Parent shall cause each of the Companies to change its corporate name to a name that does not include "DST" or the name of any of Shareholder's Subsidiaries (other than "Innovis" or "Interactive") and (b) neither Parent nor any of its Affiliates (including the Companies) shall have any right to use the name of Shareholder or of any of its Subsidiaries (other than "Innovis" or "Interactive"), except that, for a period ending 180 days after the Closing Date, Parent and its Affiliates shall have the right to use any catalogues, sales and promotional materials and printed forms that use such name and are included in the Business Intellectual Property as of the Closing Date or that have been ordered prior to the Closing Date for use in the Cable and Satellite Business; provided, however, that (i) promptly after the Closing Date, Parent shall make, or cause the Companies to make, all filings with the appropriate Governmental Authorities to effectuate such name change, (ii) each of Parent and the Companies shall use its reasonable commercial efforts to minimize the usage of the names referred to in Section (a) hereof, and to discontinue it as soon as practicable after the Closing and (iii) notwithstanding anything to the contrary in this Section 7.11, to the extent any approvals of Governmental Authorities are necessary to effectuate the said name change, the time limits specified in this Section 7.11 shall be extended by the time period necessary to obtain such approvals, so long as Parent and/or the Companies begins the process of seeking such approval within 60 days after the Closing.

8.       INDEMNIFICATION.

         8.1.     Indemnity by Shareholder.

                  8.1.1. Subject to Sections 8.1.2 and 8.1.3, Shareholder agrees to indemnify Buyer and Parent and their Subsidiaries (including the Companies) and their respective employees, officers, directors, controlling persons, successors and assigns (collectively, the "Buyer Group"), and hold the Buyer Group harmless from and with respect to any and all Damages related to or arising directly or indirectly from (i) any inaccuracy in any representation or warranty made by Shareholder in this Agreement or (ii) any failure by Shareholder to perform any covenant, obligation or undertaking made by Shareholder in this Agreement.

                  8.1.2. Except for Damages incurred by any member of the Buyer Group arising from an inaccuracy in the representations and warranties set forth in Sections
                           4.1 (Organization and Authority of Shareholder), 4.2 (Non-contravention with respect to Shareholder), 4.3 (Ownership of Shares), 5.1 (Organization of the Companies), 5.2 (Authority of the Companies), 5.3 (Non-contravention with respect to the Companies) or
                           5.9 (Tax Matters) or with respect to any fraudulent statement made by Shareholder or any Company in this Agreement, no claim may be made by any member of the Buyer Group under Section 8.1.1 after the second anniversary of the date hereof (the "Indemnification Period"). The representations and warranties set forth in Sections 4.1 (Organization and Authority of Shareholder), 4.2 (Non-contravention with respect to Shareholder), 4.3 (Title to Shares), 5.1 (Organization of the Companies), 5.2 (Authority of the Companies) 5.3 (Non-contravention with respect to the Companies) or 5.9 (Tax Matters) will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall continue in full force and effect until ninety (90) days after all applicable statutes of limitation (including any extensions thereof) have expired and then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any breach of such representations and warranties; provided, however, that as to each of the foregoing, the obligations of Shareholder to indemnify, defend and hold harmless each member of the Buyer Group shall not terminate with respect to (i) any individual item as to which any member of the Buyer Group shall have, before the expiration of the applicable period, made a bona fide claim in good faith by delivering a notice (stating in reasonable detail the basis of such claim) to Shareholder or (ii) any act of fraud committed by Shareholder in taking any actions contemplated by this Agreement.

                  8.1.3.   Shareholder shall have no liability under Section
                           8.1.1 (a) for any individual claim for Damage incurred by any member of the Buyer Group of less than One Hundred Thousand dollars ($100,000), (b) until the aggregate of all claims for Damages exceeds Five Million dollars ($5,000,000), and then only for the amount by which such Damages exceed Five Million dollars ($5,000,000), and (c) for any Damages incurred by any member of the Buyer Group in excess, in the aggregate for such member and the Buyer Group, of Sixty Million dollars ($60,000,000); provided, however, that the foregoing limitations shall not apply to claims in connection with the failure to comply with any of the covenants and agreements of Shareholder set forth in Section 2 or pursuant to any inaccuracy in the representations and warranties and covenants set forth in Sections
                           4.1 (Organization and Authority of Shareholder), 4.2 (Non-contravention with respect to Shareholder), 4.3 (Title to Shares), 5.1 (Organization of the Companies), 5.2 (Authority of the Companies), 5.3 (Non-contravention with respect to the Companies),
                           5.7.4 (Absence of Indebtedness), 5.9 (Tax Matters),
                           7.5 (Income Taxes and Section 338(h)(10) Election) or 7.7 (Further Assurances) or any fraudulent statement made by Shareholder in this Agreement; and provided further, however, that in no event shall Shareholder be liable under Section 8.1.1. for claims for Damages made under any provision of this Agreement for an amount that shall exceed, in the aggregate, the total Purchase Price.

         8.2.     Indemnity by Buyer and Parent.

                  8.2.1. Subject to Sections 8.2.2 and 8.2.3, Buyer and Parent agree to jointly and severally indemnify Shareholder, its Affiliates and their respective employees, officers, directors, controlling persons, successors and assigns (collectively, the "Shareholder Group"), and hold Shareholder Group harmless from and with respect to any and all Damages related to or arising directly or indirectly from (i) any inaccuracy in any representation or warranty made by Buyer or Parent in this Agreement, or (ii) any failure by Buyer or Parent to perform any covenant, obligation or undertaking made by them in this Agreement.

                  8.2.2. Except for Damages incurred by any member of the Shareholder Group arising from any fraudulent statement made by Buyer or Parent in this Agreement, no claim may be made by any member of the Shareholder Group under Section 8.2.1 after the expiration of the Indemnification Period; provided, however, that the obligation of Buyer and Parent to indemnify, defend and hold harmless each member of the Shareholder Group shall not terminate with respect to (i) any individual item as to which any member of the Shareholder Group shall have, before the expiration of the applicable period, made a bona fide claim in good faith by delivering a notice (stating in reasonable detail the basis of such claim) to Buyer or Parent or (ii) any act of fraud committed by Buyer or Parent in taking any actions contemplated by this Agreement.

                  8.2.3.   Buyer and Parent shall have no liability under
                           Section 8.2.1 (a) for any individual claim for Damage incurred by any member of Shareholder Group of less than One Hundred Thousand dollars ($100,000), (b) until the aggregate of all such claims for Damages exceeds Five Million dollars ($5,000,000), and (c) then only for the amount by which such Damages exceed Five Million dollars ($5,000,000) and (d) for any Damages incurred by any member of Shareholder Group in excess of Sixty Million dollars ($60,000,000); provided, however, that the foregoing limitations shall not apply to claims in connection with the failure to comply with any of the covenants and agreements of Buyer or Parent set forth in Section 2.

         8.3.     Procedures for Indemnification.

                  8.3.1. If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (and who is not an Affiliate of a party to this Agreement) (a "Third Party Claim") as to which a party (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give any such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure and to such extent.

                  8.3.2. If a Third Party Claim is made against an Indemnitee and the Indemnifying Party agrees to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof as long as the Indemnifying Party diligently conducts such defense; provided that, if (i) in any Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim or (ii) any Indemnifying Party fails to provide reasonable assurance to the Indemnitee (upon request of the Indemnitee) of such Indemnifying Party's financial capacity to defend such Third Party Claim and provide indemnification with respect thereto, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any such Third Party Claim, each Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including the agreement by each Indemnifying Party to indemnify the Indemnitee as aforesaid). If the Indemnifying Party assumes the defense of any such Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnitees will reasonably cooperate with the Indemnifying Party in the defense thereof if requested by the Indemnifying Party (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

                  8.3.3. No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's prior written consent, which will not be unreasonably withheld; provided, that if the Indemnifying Party agrees to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend that unconditionally and irrevocably releases the Indemnitee (pursuant to a release which is reasonably satisfactory to the Indemnitee) completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge that provides for injunctive or other non-monetary relief affecting the Indemnitee. If an Indemnifying Party agrees to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld).

                  8.3.4. Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have demonstrated that it has been actually prejudiced as a result of such failure and to such extent. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 45-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice will be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of Damages subject to such claim to the Indemnitee on demand or, in the case of any notice in which the amount of the Damages subject to such claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Damages subject to such claim, as provided above, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 90th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available under this Agreement or applicable law.

                  8.3.5. The procedures set forth in this Section 8.3 (Procedures for Indemnification), shall not govern any claim or demand made under Section 8.1 (Indemnity by Shareholder) for any inaccuracy in the representations and warranties set forth in Section
                           5.9 (Tax Matters) or any claims made under Section
                           8.5 (Tax Indemnity).

         8.4.     Certain Rights and Limitations.

                  8.4.1. No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds). Each party shall use its commercially reasonable efforts to mitigate any Damages with respect to which such party might bring, or has brought, a claim for indemnification under this Section 8; provided that no party shall be obligated to incur any monetary cost in connection with such an effort to mitigate.

                  8.4.2. Subject to Section 8.1.3, the amount of Damages for which indemnification is provided under this Agreement will be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnitee arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee will be deemed to be subject to the applicable federal, state, local and/or local country taxes at the maximum statutory rate then in effect. Nothing in this section shall be construed to require the Indemnitee to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Indemnifying Party or any other Person.

                  8.4.3. The parties acknowledge and agree that, except for claims against Shareholder based on fraud on the part of Shareholder in connection with the Transaction and except for claims against Buyer or Parent based on fraud on the part of Buyer or Parent, as the case may be, in connection with the Transaction, the sole and exclusive monetary remedy with respect to claims for Damages which may be made hereunder not excluded from Section 8.1.3, shall be pursuant to the indemnification provisions set forth in Section 8.2, and in any event subject to Section
                           8.1.3. Notwithstanding anything to the contrary, the claims described in Section 8.1.1, which are based on fraud as described herein, shall not be subject to the limitation set forth in Section 8.1.3. Subject to Section 8.1.3, anything contained in this Agreement to the contrary notwithstanding, no recovery under this Agreement shall be available to any party hereto for its own consequential, incidental or indirect damages; provided, however, that nothing herein shall prevent any party hereto from being indemnified for all components of awards against it in Third Party Claims, including consequential, incidental or indirect damages components of such claims.

                  8.4.4. Buyer, Companies and Shareholder acknowledge and agree that the indemnification provision in this
                           Section 8 shall be the exclusive remedy of Buyer and Shareholder with respect to Companies and their Subsidiaries, and the transactions contemplated by this Agreement.

         8.5.     Tax Indemnity.

                  8.5.1. Shareholder shall indemnify the Buyer Group and hold the Buyer Group harmless from (i) all liability of the Companies and their Subsidiaries for Income Taxes for any taxable period that ends on or before the date hereof (a "Pre-Closing Tax Period"), (ii) all liability of the Companies and their Subsidiaries for Income Taxes for the portion of a Straddle Period ending on the date hereof (excluding any additional Tax liability of Shareholder resulting from any transaction engaged in by a Company or its Subsidiary not in the ordinary course of business occurring on the date hereof after Buyer's purchase of the Shares) and calculated pursuant to Section 8.5.3, (iii) all liability for Income Taxes (including liability for Taxes imposed pursuant to Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local Tax Laws) of Shareholder or any other Person (other than a Company or a Subsidiary) that is or has ever been affiliated with either a Company or any Subsidiary, (iv) all liability of Shareholder, its Affiliates, or the Companies and their Subsidiaries for Income Taxes arising on the sale of the Shares, including all liability for Income Taxes resulting from the Section 338(h)(10) Election (or any comparable elections under state or local Tax Laws) contemplated by Section 7.5.1 of this Agreement, (v) all liability of the Companies and their Subsidiaries scheduled in Section 5.9.1 of the Disclosure Schedule for Taxes for the Pre-Closing Tax Period and any portion of a Straddle Period (calculated pursuant to Section 8.5.3) ending on the date hereof (excluding any additional Tax liability of Shareholder resulting from any transaction engaged in by such Company or its Subsidiaries not in the ordinary course of business on the date hereof after Buyer's purchase of the Shares), and
                           (vi) all liability for reasonable legal, accounting, appraisal, consulting or similar fees and expenses for any item attributable to any item in clause (i),
                           (ii), (iii), (iv) (except to the extent addressed by Section 2.2.2) or (v) above (the sum of (i), (ii),
                           (iii), (iv) (except to the extent addressed by Section 2.2.2), (v) and (vi) being referred to herein as "Indemnified Pre-Closing Taxes"). For the avoidance of doubt, Indemnified Pre-Closing Taxes shall not include any expenses incurred by Buyer in making the allocation referred to in Section 2.2.2 or any fees paid to any third party in connection therewith.

                  8.5.2. Buyer shall, and after the date hereof shall cause the Companies and their Subsidiaries to, indemnify Shareholder and each of its Affiliates, officers, directors, employees, stockholders, agents and representatives and hold them harmless from all liability for Taxes resulting from any Section 338(g) Elections contemplated by Section 7.5.1 of this Agreement and all Taxes of the Companies and their Subsidiaries (i) for any taxable period beginning after the date hereof and (ii) for any portion of a Straddle Period beginning after (but not including) the date hereof, including any additional Tax liability of Shareholder resulting from any transaction engaged in by a Company or its Subsidiary not in the ordinary course of business occurring on the date hereof after Buyer's purchase of the Shares ("Indemnified Post-Closing Taxes"), but excluding any Tax liability of Shareholder arising from the sale of the Shares, or the Section 338(h)(10) Election.

                  8.5.3. In the case of any taxable period that includes (but does not end on) the date hereof (a "Straddle Period"):

                           8.5.3.1. real, personal and intangible property Taxes ("Property Taxes") of the Companies and their Subsidiaries for the Straddle Period (other than Taxes imposed in connection with the sale of the Shares) shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are prior to the date hereof and the denominator of which is the number of days in the Straddle Period; and

                           8.5.3.2. the Taxes of the Companies and their Subsidiaries (other than Property Taxes) for the Straddle Tax Period shall be computed as if such taxable period ended as of the close of business on the date hereof and, if the Companies and their Subsidiaries own any equity interest in any partnership or other "flow through" entity, as if a taxable period of such partnership or other "flow through" entity ended as of the close of business on the date hereof.

                  8.5.4. Shareholder shall pay the amount of any Indemnified Pre-Closing Taxes to Buyer, and Buyer shall pay the amount of any Indemnified Post-Closing Taxes to Shareholder, five (5) days prior to the date on which the Tax Return with respect to the liability for such Taxes is required to be filed or such Taxes are required to be paid; provided that notice has been given pursuant to Section 8.5.5 at least thirty
                           (30) days prior to such required filing or payment date (for the avoidance of doubt, failure to give such notice at least thirty days (30) prior to such required filing or payment date shall not constitute a waiver of the indemnification obligation). The payments to be made pursuant to this paragraph shall be appropriately adjusted to reflect any determination (within the meaning of Section 1313(a) of the Code) with respect to Taxes.

                  8.5.5. If a claim shall be made by any Governmental Authority, that, if successful, might result in an indemnity payment to Buyer, Shareholder, one of their respective Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives pursuant to
                           Section 8, or a party otherwise wishes to otherwise assert a claim against the other party for Indemnified Pre-Closing or Indemnified Post-Closing Taxes, then the party seeking indemnification for such claim shall give notice of such claim (and any proposed counterclaim) within thirty (30) days of becoming aware of such claim to the Indemnifying Party in writing (a "Tax Claim"). Such notice shall include supporting schedules and documentation reasonably sufficient to establish such claim. Failure to provide such notice shall result in a waiver of the indemnification obligation with respect to such Tax Claim to the extent the indemnifying party has been actually prejudiced as a result of such failure. For the purposes of this
                           Section 8.5.5, a claim gives rise to the notice requirement when asserted in writing by a Governmental Authority or one of its representatives.

                  8.5.6. With respect to any Tax Claim relating to a taxable period ending on or prior to the date hereof and for which Shareholder is obligated to indemnify Buyer, Shareholder shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Authority with respect thereto; provided, however, that Shareholder must first consult in good faith with Buyer before taking any such action. Notwithstanding the foregoing, with respect to any portion of such Tax Claim that could have a Material Adverse Effect on Buyer, (i) Shareholder shall not settle that portion of such Tax Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld, (ii) Buyer, and counsel of its own choosing, at Buyer's expense, shall have the right to participate fully in all aspects of the defense of that portion of such Tax Claim, (iii) Shareholder shall inform Buyer, reasonably promptly in advance, of the date, time and place of all proceedings relating to that portion of such Tax Claim, (iv) Buyer shall be entitled to have its representatives attend and participate in any such proceedings, and
                           (v) Shareholder shall provide to Buyer all information, correspondence and other documents relating to that portion of such Tax Claim promptly upon receipt from, or in advance of submission to (as the case may be), the relevant Governmental Authority. Buyer shall not settle any Tax Claim referred to in this Section 8.5.6 without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  8.5.7. Shareholder and Buyer shall jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Taxes of a Company or Subsidiary for a Straddle Period. Neither Shareholder nor Buyer shall settle any such Tax Claim without the prior written consent of the other. With respect to any Tax Claim relating to a taxable period beginning after the date hereof, the Buyer shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Authority with respect thereto. Notwithstanding the foregoing, with respect to any portion of such Tax Claim that could have a Material Adverse Effect on Shareholder, including as a result of an indemnification claim hereunder, (i) Buyer shall not settle that portion of such Tax Claim without the prior written consent of Shareholder, which consent shall not be unreasonably withheld,
                           (ii) Shareholder, and counsel of its own choosing, at Shareholder's expense, shall have the right to participate fully in all aspects of the defense of that portion of such Tax Claim, (iii) Buyer shall inform Shareholder, reasonably promptly in advance, of the date, time and place of all proceedings relating to that portion of such Tax Claim, (iv) Shareholder shall be entitled to have its representatives attend and participate in any such proceedings, and (v) the Buyer shall provide to Shareholder all information, correspondence and other documents relating to that portion of such Tax Claim promptly upon receipt from, or in advance of submission to (as the case may be), the relevant Governmental Authority.

                  8.5.8. Buyer, the Companies and each of their respective Affiliates on the one hand, and Shareholder and its Affiliates on the other hand, shall reasonably cooperate in contesting any Tax Claim, which cooperation shall include the retention and, upon request, the provision to the requesting person of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                  8.5.9. Neither Shareholder nor Buyer shall be obligated to indemnify under this Section 8.5 to the extent that Shareholder or Buyer, as applicable, has made an indemnification payment to Buyer or Shareholder, as applicable, for the same Taxes pursuant to Section
                           8.1. Notwithstanding anything to the contrary in this Section 8.5, Shareholder shall not be obligated to make any indemnity payments under this Section
                           8.5 for any payroll withholding Taxes of the Companies.

                  8.5.10. All indemnification payments under this Section 8.5 shall be adjusted as provided in Sections 8.4.1 and 8.4.2.

                  8.5.11. Unless expressly modified by this Section 8.5 or otherwise expressly rendered inapplicable to Tax Claims, all other provisions of Section 8 shall apply to Tax Claims.

9.       GENERAL PROVISIONS

         9.1.     Assignment.

                  No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under the Agreement without the prior written consent of Shareholder (in the case of an assignment by Buyer or Parent) or of Buyer (in the case of an assignment by Shareholder), except that Buyer may (without obtaining any consent) assign any of its rights, interests or obligations under this Agreement, in whole or in part, to any direct or indirect Affiliate of Buyer or Parent or to any successor to all or any portion of its business. Any conveyance, assignment or transfer requiring prior written consent that is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

         9.2.     Parties in Interest.

                  This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that members of the Buyer Group and Shareholder Group will be entitled to the rights to indemnification provided to the Buyer Group and Shareholder Group, respectively, hereunder.

         9.3.     Amendment.

                  This Agreement may not be amended, modified or supplemented except by a written agreement executed by Buyer, Parent and Shareholder.

         9.4.     Waiver; Remedies.

                  No failure or delay on the part of Buyer, Parent or Shareholder in exercising any right, power or privilege under the Agreement will operate as a waiver thereof, nor will any waiver on the part of Buyer, Parent or Shareholder of any right, power or privilege under the Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties may otherwise have at law or in equity.

         9.5.     Fees and Expenses.

                  Each of Shareholder and Buyer will pay, without right of reimbursement from the other, all of their respective costs and expenses incident to the performance of their respective obligations hereunder, including the fees and disbursements of counsel, accountants, experts and consultants employed by the respective parties in connection with the Transaction.

         9.6.     Notices.

                  All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 9.6:

                  9.6.1.   If to Buyer: Amdocs Inc.
                           Timberlake Corporate Center
                           1390 Timberlake Manor Parkway
                           Chesterfield, MO 63017-6041
                           Attention: Thomas G. O'Brien
                           Fax: 314-212-7092

                           with a copy to:
                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention: Ronald Cami, Esq.
                           Fax: 212-474-3700

                  9.6.2.   If to Parent: Amdocs Limited
                           Suite 5, Tower Hill House Bordage, POB 263,
                           St. Peter Port Guernsey, Channel Islands GY1 3QT,
                           Fax: +44 (1481) 723-279

                           with a copy to:
                           Amdocs Limited
                           Timberlake Corporate Center
                           1390 Timberlake Manor Parkway
                           Chesterfield, MO 63017-6041
                           Attention:  Thomas G. O'Brien
                           Fax: 314-212-7092

                           with a copy to:
                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention: Ronald Cami, Esq.
                           Fax: 212-474-3700

                  9.6.3.   If to Shareholder:

                           DST Systems, Inc.
                           333 West 11th Street
                           Kansas City, MO 64105
                           Attention: General Counsel
                           Fax: (816) 435-8630

                           with a copy to:
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: Eileen Nugent, Esq.
                           Fax: 212-735-2000

         9.7.     Captions; Currency.

                  The article and section captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement and all references herein to exhibits or schedules are to exhibits or schedules to this Agreement. Unless otherwise specified, all references contained in any Transaction Document, in any exhibit or schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or "$" shall mean United States dollars.

         9.8.     Entire Document.

                  This Agreement and the other Transaction Documents collectively constitute the entire agreement between the parties with respect to the subject matter hereof and this Agreement and the other Transaction Documents supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

         9.9.     Severability.

                  If any provision of any Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         9.10.    Governing Law.

                  This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         9.11.    Jurisdiction, Service of Process.

                  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware, or if such court does not have jurisdiction, the Court of Chancery of the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.6 shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in
                  (a) the United States District Court for the District of Delaware or (b) the Court of Chancery of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Section 9.11 shall not apply to any dispute under Section 2.2 or Section 2.4 that is required to be decided by the Dispute Accountants.

         9.12.    Schedules and Exhibits; Disclosure.

                  All schedules and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any other Transaction Document or in the schedules or exhibits hereto or thereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

         9.13.    Counterparts.

                  This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

         9.14.    Specific Performance.

                  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of any Transaction Document, the party or parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under such Transaction Document, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         9.15.    Construction; Interpretation.

                  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.16.    Withholding Obligations.

                  The payment of the Purchase Price pursuant to Section 2 will be in compliance with all applicable Tax withholding obligations, and, without derogating from the generality of the foregoing, subject to the provisions of this Agreement, Buyer will be entitled to either seek exemption from any Tax withholding obligations or withhold Tax as required under applicable law.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                      AMDOCS LIMITED,


                                      By: /s/ Thomas G. O'Brien
                                          ----------------------------------
                                          Name:   Thomas G. O'Brien
                                          Title:  Treasurer and Secretary


                                      AMDOCS INC.,


                                      By: /s/ Thomas G. O'Brien
                                          ----------------------------------
                                          Name:   Thomas G. O'Brien
                                          Title:  Treasurer and Secretary


                                      DST SYSTEMS, INC.,


                                      By: /s/ Kenneth V. Hager
                                          ----------------------------------
                                          Name:  Kenneth V. Hager
                                          Title: Vice President and Chief
                                                 Financial Officer












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